                                                                 Exhibit No. 2.1

                                                             CONFORMED





================================================================================





                      AGREEMENT AND PLAN OF REORGANIZATION


                                  dated as of

                               FEBRUARY 14, 1995

                                  by and among

                             FRITZ COMPANIES, INC.,

                               FRITZ AIR FREIGHT

                                      and

                             INTERTRANS CORPORATION





================================================================================

                               TABLE OF CONTENTS

                                                                                                                 Page
ARTICLE I            THE MERGER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

         1.01  The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.02  Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.03  Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.04  Dissenting Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.05  Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.06  Intertrans Stock Option Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.07  Registration of Intertrans Stock Option Plans  . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.08  Benefits Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE II           THE SURVIVING CORPORATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

         2.01  Articles of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.02  Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.03  Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE III          REPRESENTATIONS AND WARRANTIES OF INTERTRANS   . . . . . . . . . . . . . . . . . . . . . . .   8

         3.01  Corporate Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.02  Corporate Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.03  Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.04  Non-Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.05  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.06  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.07  SEC Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.08  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.09  Disclosure Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.10  Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.11  No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.12  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.13  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.14  Employee Benefit Plans; ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.15  Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.16  Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.17  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.18  Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.19  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20





                                       i.

                                                                                                          Page
         3.20  Trademarks, Tradenames, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.21  Finders' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.22  Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF FRITZ  . . . . . . . . . . . . . . . . . . . . . .  21

         4.01  Corporate Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.02  Corporate Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.03  Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.04  Non-Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.05  Capitalization of Fritz  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.06  Organization of Merger Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.07  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.08  SEC Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.09  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.10  Disclosure Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.11  Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.12  No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.13  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.14  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.15  Employee Benefit Plans; ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.16  Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.17  Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.18  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.19  Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.20  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.21  Trademarks, Tradenames, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.22  Finders' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.23  Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE V            COVENANTS OF INTERTRANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

         5.01  Conduct of Intertrans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.02  Shareholders' Meeting; Proxy Material  . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.03  Access to Financial and Operation Information  . . . . . . . . . . . . . . . . . . . . . .  33
         5.04  Other Offers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.05  Maintenance of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.06  Compliance with Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.07  Notices of Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.08  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36





                                      ii.

                                                                                                          Page
         5.09  Compliance with the Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE VI           COVENANTS OF FRITZ AND MERGER SUB  . . . . . . . . . . . . . . . . . . . . . . . . .  36

         6.01  Conduct of Fritz . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.02  Stockholders' Meeting; Proxy Material; Registration Statement  . . . . . . . . . . . . . .  37
         6.03  Access to Financial and Operation Information  . . . . . . . . . . . . . . . . . . . . . .  38
         6.04  Maintenance of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.05  Compliance with Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.06  Notices of Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.07  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.08  Obligations of Merger Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.09  Notice to Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE VII          COVENANTS OF FRITZ AND INTERTRANS  . . . . . . . . . . . . . . . . . . . . . . . . .  39

         7.01  Advice of Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.02  Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         7.03  Actions Contrary to Stated Intent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         7.04  Certain Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         7.05  Communications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.06  Satisfaction of Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.07  Stockholders' Meeting Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE VIII         CONDITIONS TO THE MERGER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

         8.01  Conditions to Obligations of Fritz and Merger Sub  . . . . . . . . . . . . . . . . . . . .  41
         8.02  Conditions to Obligations of Intertrans  . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.03  Conditions to Obligations of Each Party  . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE IX           TERMINATION OF AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

         9.01  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.02  Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

ARTICLE X            MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         10.01  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         10.02  Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         10.03  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47





                                      iii.

                                                                                            Page
         10.04  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         10.05  Governing Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         10.06  Binding upon Successors and Assigns; Assignment . . . . . . . . . . . . . . .  49
         10.07  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         10.08  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         10.09  Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         10.10  Amendment and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         10.11  No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         10.12  Construction of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         10.13  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50


EXHIBITS

         Exhibit 1.01        Form of Articles of Merger
         Exhibit 5.09        Form of Affiliates Agreement





                                      iv.

                      AGREEMENT AND PLAN OF REORGANIZATION


                 THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of the 14th day of February, 1995, by and among FRITZ COMPANIES, INC., a Delaware corporation ("Fritz"), FRITZ AIR FREIGHT, a California corporation and a wholly owned subsidiary of Fritz ("Merger Sub"), and INTERTRANS CORPORATION, a Texas corporation ("Intertrans").


                                    RECITALS

                 A. The Boards of Directors of Fritz, Merger Sub and Intertrans have each determined to engage in the transactions contemplated hereby, pursuant to which (i) Merger Sub will merge (the "Merger") with and into Intertrans, (ii) each share of common stock, no par value, of Intertrans ("Intertrans Common Stock") (except for shares of Intertrans Common Stock owned by Intertrans, Fritz or Merger Sub and shares of Intertrans Common Stock as to which appraisal rights, if available, shall have been perfected) shall be converted into the right to receive a fraction of a share of common stock, par value $.01 per share, of Fritz ("Fritz Common Stock") in the manner herein described, and (iii) the capital stock of Merger Sub shall be converted into shares of Intertrans Common Stock, all upon the terms and subject to the conditions set forth herein.

                 B. The Board of Directors of Intertrans has approved, and has resolved, subject to the terms of this Agreement, to recommend that shareholders of Intertrans approve, the Merger, this Agreement and the Articles of Merger (as defined in Section 1.01(b)).

                 C. The Board of Directors of Fritz has approved the Merger, this Agreement and the Articles of Merger, and has resolved to recommend that stockholders of Fritz approve the issuance of Fritz Common Stock in connection with the Merger. Fritz, as the sole shareholder of Merger Sub, has approved the Merger, this Agreement and the Articles of Merger.

                 D. The parties intend for the transactions contemplated by this Agreement to qualify as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to be accounted for as a "pooling of interests" pursuant to Opinion No. 16 of the Accounting Principles Board.

                 NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:





                                       1.

                                   ARTICLE I

                                   THE MERGER

         SECTION 1.01  THE MERGER.

                    (a) Subject to the terms and conditions of this Agreement, Merger Sub shall be merged with and into Intertrans in accordance with the Texas Business Corporation Act ("Texas Law") and the General Corporation Law of the State of California ("California Law"), whereupon the separate existence of Merger Sub shall cease, and Intertrans shall be the surviving corporation (the "Surviving Corporation").

                    (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, Intertrans and Merger Sub shall file articles of merger, in substantially the form attached hereto as Exhibit 1.01 (the "Articles of Merger"), in the Office of the Secretary of State of the State of Texas and the Office of the Secretary of State of the State of California and make all other filings or recordings required by Texas Law and California Law in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Office of the Secretary of State of the State of Texas, such office issues a certificate of merger, and the filings required under California Law to be made with the Office of the Secretary of State of the State of California are made (the "Effective Time"). The date on which the Effective Time shall occur is referred to herein as the "Effective Date."

                    (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Intertrans and Merger Sub, all as provided under Texas Law and California Law.

         SECTION 1.02  CONVERSION OF SHARES.

                    (a)      At the Effective Time:

                             (i) each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be converted into one share of common stock, no par value, of the Surviving Corporation;

                             (ii) each share of Intertrans Common Stock held by Intertrans as treasury stock or owned by Fritz or any Subsidiary (defined in Section 3.06 below) of Fritz immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be cancelled and retired and all rights in respect thereof shall cease to exist without any conversion thereof or payment therefor; and





                                       2.

                             (iii) each share of Intertrans Common Stock outstanding immediately prior to the Effective Time shall, except as otherwise provided in clause (ii) above or as provided in Section 1.04 with respect to shares of Intertrans Common Stock as to which appraisal rights, if available, shall have been exercised, automatically and without any action on the part of the holder thereof, cease to be outstanding and be converted into the right to receive that fraction of a share of Fritz Common Stock as is equal to the "Exchange Ratio," which shall be determined in the manner provided below.

                    (b) For purposes of this Agreement, the "Exchange Ratio" shall be calculated as follows:

                             (i) if the Average Fritz Trading Price (as defined below) is at least equal to $46.15 but not greater than $47.37, the Exchange Ratio shall equal the quotient of (A) $18.00 divided by (B) the Average Fritz Trading Price, calculated to the nearest one-one thousandth of a share;

                             (ii) if the Average Fritz Trading Price is at least equal to $41.00 but less than or equal to $46.15, the Exchange Ratio shall equal 0.390;

                             (iii) if the Average Fritz Trading Price is greater than or equal to $47.37 but not greater than $55.00, the Exchange Ratio shall equal 0.380;

                             (iv) if the Average Fritz Trading Price is less than $41.00, Intertrans shall have the right to terminate this Agreement in the manner provided in subsection (c) below unless Fritz shall elect, in the manner provided in subsection (c) below, to increase the Exchange Ratio to a fraction equal to (A) $16.00 divided by (B) such Average Fritz Trading Price, calculated to the nearest one-one thousandth of a share.

                             (v) if the Average Fritz Trading Price is greater than $55.00, Fritz shall have the right to terminate this Agreement in the manner provided in subsection (c) below unless Intertrans shall elect, in the manner provided in subsection (c) below, to decrease the Exchange Ratio to a fraction equal to (A) $20.90 divided by (B) such Average Fritz Trading Price, calculated to the nearest one-one thousandth of a share.

As used herein, the term "Average Fritz Trading Price" shall mean the arithmetic mean of each of the closing sales prices per share of Fritz Common Stock on the Nasdaq National Market for each of the 20 trading days ending on the fourth trading day immediately preceding the scheduled date of the first of the shareholder meetings contemplated by Sections 5.02 and 6.02(b) (such date, the "Determination Date").

                    (c) In the event that Intertrans shall elect to terminate this Agreement in the circumstances contemplated by clause (iv) of subsection (b) above or in the event that Fritz shall elect to terminate this Agreement in the circumstances contemplated by clause (v) of such subsection
(b), then the party initiating the termination (the "Terminating Party") shall give notice of termination (the "Termination Notice") to the other party hereto (the "Receiving Party") prior





                                       3.

to 12:00 midnight (San Francisco time) on the Determination Date. Such termination shall become effective automatically, without the action of either party, at 12:00 midnight (San Francisco time) on the trading day immediately preceding the date of the first of the shareholder meetings contemplated by Sections 5.02 and 6.02(b) unless, prior to such time, the Receiving Party shall deliver notice to the Terminating Party to the effect that it has elected to increase or decrease the Exchange Ratio, as the case may be, in the manner contemplated by such clauses (iv) and (v) above.

                    (d) If between the date of this Agreement and the Effective Time the outstanding shares of Intertrans Common Stock or Fritz Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like, the Exchange Ratio shall be correspondingly adjusted.

         SECTION 1.03  EXCHANGE OF CERTIFICATES.

                    (a) Prior to the Effective Date, Fritz shall appoint a bank or trust company or other third party reasonably acceptable to Intertrans to act as exchange agent (the "Exchange Agent") in the Merger.

                    (b) Promptly after the Effective Time, but in no event later than one business day thereafter, Fritz shall make available for exchange in accordance with this Section 1.03, the shares of Fritz Common Stock issuable pursuant to Section 1.02 in exchange for outstanding shares of Intertrans Common Stock and an amount of cash sufficient to satisfy Fritz's obligations under Section 1.05.

                    (c) As soon as practicable after the Effective Date, the Exchange Agent shall mail to each holder of record of a stock certificate that, immediately prior to the Effective Time, represented outstanding shares of Intertrans Common Stock (a "Certificate") whose shares are being converted into Fritz Common Stock pursuant to Section 1.02, (i) a letter of transmittal (which shall be in such form and have such other provisions as Fritz may reasonably specify and shall be reasonably acceptable to Intertrans), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing Fritz Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate for the number of whole shares of Fritz Common Stock to which the holder of shares of Intertrans Common Stock is entitled pursuant to Section 1.02 (and an amount of cash in lieu of any fractional share of Fritz Common Stock in accordance with Section 1.05) and is represented by the Certificate so surrendered. The Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Intertrans Common Stock which is not registered in the transfer records of Intertrans or its transfer agent, Fritz Common Stock may be delivered to a transferee if the Certificate representing such shares of Intertrans Common Stock are presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.03(c), each Certificate shall be





                                       4.

deemed at any time after the Effective Time to represent the right to receive upon such surrender such whole number of shares of Fritz Common Stock as provided by Section 1.02 and an amount of cash in lieu of any fractional share of Fritz Common Stock in accordance with Section 1.05.

                    (d) No dividends on the Fritz Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder of record of such Certificate shall surrender such Certificate; provided, however, that upon surrender of a Certificate which immediately prior to the Effective Time represented shares of Intertrans Common Stock, there shall be paid to the holder of such Certificate the amount of dividends, if any, without interest, which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Fritz Common Stock represented by the Certificate or Certificates issued upon such surrender. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Certificate, there shall be delivered to the person entitled thereto, without interest, the amount of dividends so withheld as of any date subsequent to the Effective Date and prior to such date of delivery.

                    (e) To the extent permitted by applicable law, all Fritz Common Stock delivered, and cash in lieu of any fractional shares of Fritz Common Stock paid, upon the surrender for exchange of shares of Intertrans Common Stock in accordance with the terms hereof shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such shares. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of Intertrans or its transfer agent of the shares of Intertrans Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented for any reason, they shall be cancelled and exchanged as provided in this Section 1.03.

         SECTION 1.04 DISSENTING SHARES. Notwithstanding the terms of Section 1.02, to the extent that appraisal rights are available under Part 5 of the Texas Law, shares of Intertrans Common Stock outstanding immediately prior to the Effective Time and held by a holder who has properly exercised dissenters' rights for such shares in accordance with Texas Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares") shall not be converted into a right to receive shares of Fritz Common Stock as provided in Section 1.02, but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Texas Law. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such shares of Intertrans Common Stock shall be treated as if they had been converted as of the Effective Time into a right to receive shares of Fritz Common Stock as provided in Section 1.02. Intertrans shall give Fritz prompt notice of any demands received by Intertrans for appraisal of shares of Intertrans Common Stock. Intertrans shall not, except with the prior written consent of Fritz, make any payment with respect to, or settle or offer to settle, any such demands.

         SECTION 1.05 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement to the contrary, no fractional shares of Fritz Common Stock shall be issued in connection with the Merger. All shares of Fritz Common Stock to which a holder of shares of Intertrans Common Stock is entitled immediately prior to the Effective Time shall be aggregated. If a





                                       5.

fractional share results from such aggregation, in lieu of any such fractional share, each holder of shares of Intertrans Common Stock who would otherwise have been entitled to receive a fraction of a share of Fritz Common Stock upon surrender of Certificates for exchange pursuant to Section 1.03 shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the closing price per share of Fritz Common Stock on the last business day prior to the Effective Date on which Fritz Common Stock is traded on the Nasdaq National Market ("Nasdaq").

         SECTION 1.06  INTERTRANS STOCK OPTION PLANS.

                    (a) Prior to the Effective Time, Intertrans and Fritz shall take such action as may be necessary to cause each unexpired and unexercised option to purchase shares of Intertrans Common Stock (each an "Intertrans Option"), including those granted under Intertrans' 1983, 1984, and 1990 Incentive Stock Option Plans, Intertrans' 1987 Flexible Stock Option Plan, and Intertrans' 1992 Nonqualified Stock Option Plan (collectively, the "Intertrans Stock Option Plans"), to be automatically converted at the Effective Time into an option (a "Fritz Option") to purchase a number of shares of Fritz Common Stock equal to the number of shares of Intertrans Common Stock that could have been purchased under the Intertrans Option multiplied by the Exchange Ratio (with the resulting number of shares rounded down to the nearest whole share), at a price per share of Fritz Common Stock equal to the option exercise price determined pursuant to the Intertrans Option divided by the Exchange Ratio (with the resulting exercise price rounded up to the nearest whole cent). Such Fritz Option shall otherwise be subject to substantially similar terms and conditions as the Intertrans Option (with appropriate adjustment to reflect that following the Effective Date all references to "the Company" in the Intertrans Stock Option Plans shall be deemed to be references to Fritz). Fritz shall (i) on or prior to the Effective Time, assume all of Intertrans' obligations with respect to Intertrans Options as so amended, (ii) on or prior to the Effective Time, reserve for issuance the number of shares of Fritz Common Stock that will become subject to Fritz Options pursuant to this
Section 1.06, (iii) from and after the Effective Time, upon exercise of the Fritz Options in accordance with the terms thereof, make available for issuance all shares of Fritz Common Stock covered thereby and (iv) at the Effective Time, issue to each holder of an outstanding Intertrans Option a document evidencing the foregoing assumption by Fritz.

                    (b) It is the intention of the parties that Intertrans Options assumed by Fritz qualify following the Effective Time of the Merger as incentive stock options as defined in Section 422 of the Code to the extent Intertrans Options qualified as incentive stock options prior to the Effective Time.

         SECTION 1.07 REGISTRATION OF INTERTRANS STOCK OPTION PLANS. Fritz will file on the Effective Date a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), covering the shares of Fritz Common Stock issuable upon the exercise of Fritz Options created upon the assumption by Fritz of Intertrans Options under Section 1.06, and will use its reasonable best efforts to cause such registration statement to become effective on the Effective Date or as soon thereafter as practicable and to maintain such registration in effect until the exercise or expiration of such Fritz Options.





                                       6.

         SECTION 1.08 BENEFITS ARRANGEMENTS. Fritz and Intertrans each agree to appoint personnel from their respective human resources departments who will meet and in good faith negotiate to reach agreement prior to the Effective Date with respect to the manner in which Intertrans employee benefit plans, other than those governed by Section 1.06 above, will be treated after the Merger. The parties agree that to the extent practicable Fritz will provide benefits for Intertrans employees and officers following the Merger that are substantially identical to the benefits provided to similarly situated Fritz employees and officers; provided, further, that the Intertrans employees and officers as of the Effective Date shall receive past service credit for their years of service (including fractional years) with Intertrans.


                                   ARTICLE II

                           THE SURVIVING CORPORATION

         SECTION 2.01 ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of Intertrans, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation. Prior to the Effective Date, Fritz shall propose those amendments to the Articles of Incorporation of Intertrans it deems appropriate, which amendments shall be incorporated into the Articles of Merger (and Plan of Merger associated therewith).

         SECTION 2.02 BYLAWS. At the Effective Time, the Bylaws of Intertrans, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation. Prior to the Effective Date, Fritz shall propose those amendments to the Bylaws of Intertrans it deems appropriate, which amendments shall be incorporated into the Articles of Merger (and Plan of Merger associated therewith).

         SECTION 2.03 DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub at the Effective Time shall become directors of the Surviving Corporation, and the officers of Intertrans at the Effective Time shall become the initial officers of the Surviving Corporation. In addition, at the Effective Time, Fritz shall take all necessary action to cause (i) Carsten S. Andersen to be appointed to the Board of Directors of Fritz, (ii) Sam N. Wilson to be designated an advisory director to the Board of Directors of Fritz, and (iii) Carsten S. Andersen to be appointed Executive Vice President of Fritz and Managing Director of the Surviving Corporation, with all such appointments and designations to become effective as of the Effective Time.





                                       7.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF INTERTRANS

         Except as disclosed in a document referring specifically to this Agreement (the "Intertrans Disclosure Schedule") which has been delivered to Fritz prior to the date hereof or as disclosed in public filings made by Intertrans with the Securities and Exchange Commission ("SEC") prior to the date hereof, Intertrans represents and warrants to Fritz as set forth below:

         SECTION 3.01 CORPORATE EXISTENCE AND POWER. Intertrans is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals (collectively, "Governmental Authorizations") required to carry on its business as now conducted, except such Governmental Authorizations the failure of which to have obtained would not have a Material Adverse Effect on Intertrans. Intertrans is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Intertrans. For purposes of this Agreement, a "Material Adverse Effect," with respect to any person or entity, means a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities), results of operations or prospects of such person or entity and its subsidiaries, taken as a whole; and "Material Adverse Change" means a change or a development involving a prospective change which would result in a Material Adverse Effect. Intertrans has delivered to Fritz true and complete copies of Intertrans' Articles of Incorporation and Bylaws as currently in effect.

         SECTION 3.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by Intertrans of this Agreement and the Articles of Merger and the consummation by Intertrans of the transactions contemplated hereby and thereby are within Intertrans' corporate powers and have been duly authorized by all necessary corporate action, except for the approval by Intertrans' shareholders in connection with the consummation of the Merger. This Agreement and the Articles of Merger constitute, or upon execution will constitute, valid and binding agreements of Intertrans, enforceable against Intertrans in accordance with their respective terms.

         SECTION 3.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Intertrans of this Agreement and the Articles of Merger and the consummation of the Merger by Intertrans require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

                    (a) the filing of the Articles of Merger in accordance with Texas Law and California Law;

                    (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act");





                                       8.

                    (c) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder;

                    (d) compliance with any applicable requirements of the Securities Act and the rules and regulations promulgated thereunder;

                    (e) compliance with any applicable foreign or state securities or "blue sky" laws;

                    (f) compliance with any applicable notification requirements of the U.S. Customs Service, Federal Maritime Commission, or IATA/Cargo Network Service; and

                    (g) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain (i) would not reasonably be expected to have a Material Adverse Effect on Intertrans or the Surviving Corporation or (ii) would not materially adversely affect the ability of Intertrans, Fritz or Merger Sub to consummate the transactions contemplated hereby and operate their businesses as heretofore operated.

         SECTION 3.04 NON-CONTRAVENTION. The execution, delivery and performance by Intertrans of this Agreement and the Articles of Merger and the consummation by Intertrans of the transactions contemplated hereby and thereby do not and will not:

                    (a) contravene or conflict with the Articles of Incorporation or Bylaws of Intertrans;

                    (b) assuming compliance with the matters referred to in Section 3.03 and assuming the requisite approval of Intertrans' shareholders of the Merger, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Intertrans or any Subsidiary of Intertrans;

                    (c) conflict with or result in a breach or violation of, or constitute a default under, or result in the termination or cancellation of, or loss of a material benefit under, or right to accelerate, any material agreement, contract or other instrument binding upon Intertrans or any Subsidiary of Intertrans or any material license, franchise, permit or other similar authorization held by Intertrans or any Subsidiary of Intertrans; or

                    (d) result in the creation or imposition of any Lien (as defined below) on any material asset of Intertrans or any Subsidiary of Intertrans,

except, with respect to clauses (b), (c) and (d) above, for contraventions, defaults, losses, Liens and other matters referred to in such clauses that in the aggregate would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Intertrans. For





                                       9.

purposes of this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         SECTION 3.05 CAPITALIZATION. The authorized capital stock of Intertrans consists of 23,000,000 shares of Intertrans Common Stock and 2,000,000 shares of preferred stock, $10.00 par value per share (the "Intertrans Preferred Stock"). As of January 31, 1995, there were outstanding:

                    (a)      11,380,212 shares of Intertrans Common Stock;

                    (b)      no shares of Intertrans Preferred Stock; and

                    (c) Intertrans Options to purchase an aggregate of 2,289,356 shares of Intertrans Common Stock.

All outstanding shares of Intertrans Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. Except as set forth in this Section and as otherwise contemplated by this Agreement, and except for changes since January 31, 1995 resulting from the exercise of Intertrans Options, there are outstanding (i) no shares of capital stock or other voting securities of Intertrans, (ii) no securities of Intertrans convertible into or exchangeable for shares of capital stock or voting securities of Intertrans and (iii) no options or other rights to acquire from Intertrans, and no obligation of Intertrans to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Intertrans (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Intertrans Securities"). There are no outstanding obligations of Intertrans or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Intertrans Securities. Except as contemplated by this Agreement, no holder of Intertrans Securities has, as of the date hereof, any contractual right to include any such securities in any registration statement proposed to be filed by Fritz under the Securities Act.

         SECTION 3.06  SUBSIDIARIES.

                    (a) Each Subsidiary of Intertrans is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material Governmental Authorizations required to carry on its business as now conducted, except such Governmental Authorizations the failure of which to have obtained would not have a Material Adverse Effect on Intertrans, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Intertrans. For purposes of this Agreement, (i) "Subsidiary" means, with respect to any entity, any corporation of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity, and (ii) "Joint Venture" means, with respect to any entity, any corporation or organization (other than such





                                      10.

entity and any Subsidiary thereof) of which such entity or any Subsidiary thereof is, directly or indirectly, the beneficial owner of 40% or more of any class of equity securities or equivalent profit participation interest. All Subsidiaries and Joint Ventures material to the business of Intertrans ("Material Intertrans Subsidiaries") and their respective jurisdictions of incorporation or organization and Intertrans' ownership interest therein are identified in the Intertrans Disclosure Schedule. Other than its investments in its Subsidiaries and Joint Ventures, Intertrans does not own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, joint venture or other entity.

                    (b) All of the outstanding capital stock of, or other ownership interests in, each Material Intertrans Subsidiary that is owned by Intertrans, directly or indirectly, is owned by Intertrans, directly or indirectly, free and clear of any material Lien and free of any other material limitation or restriction on its rights as owner thereof (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), other than those imposed by applicable law. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities or equity interests (collectively, "Intertrans Subsidiary Securities") of any Material Intertrans Subsidiary.

         SECTION 3.07  SEC FILINGS.

                    (a) Intertrans has since January 1, 1992 filed all proxy statements, schedules and reports required to be filed by it with the SEC pursuant to the Exchange Act.

                    (b)      Intertrans has delivered to Fritz:

                             (i) its annual reports on Form 10-K for its fiscal years ended October 31, 1994 and 1993;

                             (ii)    its proxy or information statements
         relating to meetings of, or actions taken without a meeting by, the shareholders of Intertrans held since January 1, 1992;

                             (iii) all of its registration statements filed with the SEC since December 31, 1993; and

                             (iv) all of its other reports, statements and schedules filed with the SEC since October 31, 1994.

                    (c) As of its filing date, no such report or statement filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                    (d) No such registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such statement or amendment





                                      11.

became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 3.08 FINANCIAL STATEMENTS. The audited consolidated financial statements of Intertrans included in its annual reports on Form 10-K referred to in Section 3.07 present fairly, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Intertrans and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any interim financial statements). For purposes of this Agreement, "Intertrans Balance Sheet" means the consolidated balance sheet of Intertrans as of October 31, 1994, and the notes thereto, contained in Intertrans' annual report on Form 10-K filed for its fiscal year then ended, and "Intertrans Balance Sheet Date" means October 31, 1994.

         SECTION 3.09 DISCLOSURE DOCUMENTS. None of the information supplied or to be supplied by Intertrans for inclusion in (i) the combined proxy statement relating to the meetings of Intertrans' and Fritz's shareholders to be held in connection with the Merger (as the same may be amended or supplemented from time to time, the "Joint Proxy Statement"), and (ii) the registration statement on Form S-4 or other appropriate registration form to be filed with the SEC by Fritz in connection with the offer and issuance of the Fritz Common Stock in or as a result of the Merger (as the same may be amended or supplemented from time to time, the "Registration Statement") including the Joint Proxy Statement included therein, will, in the case of the Joint Proxy Statement, at the time of mailing of the Joint Proxy Statement to shareholders of Intertrans and at the time of the meeting of such shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will, in the case of the Registration Statement, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Intertrans with respect to information supplied by Fritz or Merger Sub for inclusion therein.

         SECTION 3.10 ABSENCE OF CERTAIN CHANGES. Since the Intertrans Balance Sheet Date, and, with respect to the matters referred to in subsection
(f), since January 1, 1993, Intertrans and its Subsidiaries have in all material respects conducted their business in the ordinary course and there has not been:

                    (a) any Material Adverse Change with respect to Intertrans or any event, occurrence or development of a state of circumstances or facts known to Intertrans which as of the date hereof could reasonably be expected to have a Material Adverse Effect on Intertrans;





                                      12.

                    (b) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of Intertrans other than the declaration, setting aside or payment of dividends in accordance with its existing dividend policy, which policy is not inconsistent with Intertrans' past practice;

                    (c) any repurchase, redemption or other acquisition by Intertrans of or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Intertrans or any such Subsidiary;

                    (d) any amendment of any material term of any outstanding Intertrans Securities or any Intertrans Subsidiary Securities;

                    (e) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business, assets, liabilities, earnings or prospects of Intertrans or any of its Subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Intertrans;

                    (f) any action by Intertrans or, to Intertrans' knowledge, any affiliate of Intertrans which would preclude the ability of Fritz to account for the business combination to be effected by the Merger as a "pooling of interests" under generally accepted accounting principles;

                    (g) any increase in indebtedness for borrowed money or capitalized lease obligations of Intertrans, except in the ordinary course of business;

                    (h) any sale, assignment, transfer or other disposition of any tangible or intangible asset material to the business of Intertrans, except in the ordinary course of business and for a fair and adequate consideration;

                    (i) any amendment, termination or waiver by Intertrans of any right of substantial value under any material agreement, contract or other written commitment to which it is a party or by which it is bound;

                    (j) any increase in the compensation payable or to become payable by Intertrans to any of its officers, directors, consultants or employees (except for salary or rate increases granted to such persons in the ordinary course of business and consistent with prior practice);

                    (k) any material reduction in the amounts of coverages provided by existing casualty and liability insurance policies with respect to the business or properties of Intertrans;

                    (l) any (i) grant of any severance or termination pay to any director, officer or employee of Intertrans or any of its Subsidiaries,
(ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Intertrans or any such Subsidiary, (iii) any





                                      13.

increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) any increase in compensation, bonus or other benefits payable to directors, officers or employees of Intertrans or any such Subsidiary, in each case other than in the ordinary course of business consistent with past practice;

                    (m) any new (or amendment to or alteration of any existing) bonus, incentive compensation, severance, stock option, stock appreciation right, pension, matching gift, profit-sharing, employee stock ownership, retirement, pension group insurance, death benefit, or other fringe benefit plan, arrangement or trust agreement adopted or implemented by Intertrans which would result in a material increase in cost to Intertrans;

                    (n) any capital expenditures, capital additions or capital improvements incurred or undertaken by Intertrans, except in the ordinary course of business; or

                    (o) the entering into of any agreement by Intertrans or any person on behalf of Intertrans to take any of the foregoing actions.

         SECTION 3.11 NO UNDISCLOSED LIABILITIES. There are no liabilities of Intertrans or any of its Subsidiaries of any kind whatsoever that are, individually or in the aggregate, material to Intertrans and its Subsidiaries, taken as a whole, other than:

                             (a) liabilities disclosed or provided for in the Intertrans Balance Sheet (including the notes thereto);

                             (b)     liabilities incurred in the ordinary
         course of business consistent with past practice since the Intertrans Balance Sheet Date; and

                             (c)     liabilities under this Agreement.

         SECTION 3.12 LITIGATION. Other than actions, suits, proceedings, claims or investigations occurring in the ordinary course of business involving respective amounts in controversy of less than $40,000 each, there is no action, suit, proceeding, claim or investigation pending or, to the knowledge of Intertrans, overtly threatened, against Intertrans or any of its Subsidiaries or any of their assets or against or involving any of its officers, directors or employees in connection with the business or affairs of Intertrans, including, without limitation, any claims for indemnification arising under any agreement to which Intertrans or any of its Subsidiaries is a party, which could, individually or in the aggregate, have a Material Adverse Effect on Intertrans. Intertrans is not subject to or in default with respect to any writ, order, judgment, injunction or decree which could, individually or in the aggregate, have a Material Adverse Effect on Intertrans.

         SECTION 3.13  TAXES.

                    (a) Intertrans and each of its Subsidiaries (i) has filed when due (taking into account extensions) with the appropriate federal, state, local, foreign and other governmental





                                      14.

agencies, all material tax returns, estimates and reports required to be filed by it, (ii) either paid when due and payable or established adequate reserves or otherwise accrued on the Intertrans Balance Sheet all material federal, state, local or foreign taxes, levies, imposts, duties, licenses and registration fees and charges of any nature whatsoever, and unemployment and social security taxes and income tax withholding, including interest and penalties thereon ("Taxes") and there are no tax deficiencies claimed in writing by any Taxing authority and received by Intertrans that, in the aggregate, would result in any tax liability in excess of the amount of the reserves or accruals, and (iii) has or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Effective Time. The Intertrans Disclosure Schedule sets forth those tax returns of Intertrans (or any predecessor entities) for all periods that currently are the subject of audit by any federal, state, local or foreign taxing authority.

                    (b) There are no material taxes, interest, penalties, assessments or deficiencies claimed in writing by any Taxing authority and received by Intertrans or any of its Subsidiaries to be due in respect of any tax returns filed by Intertrans (or any predecessor corporations) or any of its Subsidiaries. Neither Intertrans nor any predecessor corporation, nor any of their respective Subsidiaries, has executed or filed with the IRS or any other Taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes.

                    (c) Intertrans is not a party to or bound by (or will prior to the Effective Date become a party to or bound by) any Tax indemnity, Tax sharing or Tax allocation agreement or other similar arrangement which includes a party other than Intertrans and its Subsidiaries. Neither Intertrans nor any of its Subsidiaries has been a member of an affiliated group other than one of which Intertrans was the common parent, or filed or been included in a combined, consolidated or unitary Tax return other than one filed by Intertrans (or a return for a group consisting solely of its Subsidiaries and predecessors).

         SECTION 3.14  EMPLOYEE BENEFIT PLANS; ERISA.

                    (a) To the knowledge of Intertrans, neither Intertrans nor any of its Subsidiaries is a party to any oral or written (i) employment, severance, collective bargaining or consulting agreement not terminable on 60 days' or less notice, (ii) agreement with any executive officer or other key employee of Intertrans or any Subsidiary of Intertrans (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Intertrans or any Subsidiary of Intertrans of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period longer than one year, or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment, (iii) agreement, plan or arrangement under which any person may receive payments subject to the tax imposed by Section 4999 of the Code, or
(iv) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, the benefits of which





                                      15.

would be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                    (b) Neither Intertrans nor any corporation or other entity which under Section 4001(b) of ERISA is under common control with Intertrans (an "Intertrans ERISA Affiliate") maintains or within the past five years has maintained, contributed to, or been obligated to contribute to, any "Employee Pension Benefit Plan" ("Pension Plan") or any "Employee Welfare Benefit Plan" ("Welfare Plan") as such terms are defined in Sections 3(2) and 3(1) respectively of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to ERISA. Each Pension Plan and Welfare Plan disclosed in the Intertrans Disclosure Schedule (which Plans have been heretofore delivered to Fritz) and maintained by Intertrans has been maintained in all material respects in compliance with their terms and all provisions of ERISA and the Code (including rules and regulations thereunder) applicable thereto.

                    (c) All material information regarding the Freight Intertrans (UK) Limited Retirement and Death Benefits Scheme (the "UK Plan") requested by Fritz has been made available to Fritz. To the knowledge of Intertrans, the assets, investments and policies held by the trustees of the UK Plan are sufficient to satisfy the liabilities and obligations (both current and contingent) which the UK Plan has to its members as of the date of this Agreement. The UK Plan is an exempt approved scheme within the meaning of the UK Income and Corporation Taxes Act 1988 and has at all times complied in all material respects with and been administered in accordance with all applicable laws, regulations and requirements.

                    (d) To the knowledge of Intertrans, no Pension Plan or Welfare Plan is currently subject to an audit or other investigation by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency nor are any such Plans subject to any lawsuits or legal proceedings of any kind or to any material pending disputed claims by employees or beneficiaries covered under any such Plan or by any other parties.

                    (e) No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, resulting in liability to Intertrans or any Intertrans ERISA Affiliate has occurred with respect to any Pension Plan or Welfare Plan. Intertrans has no knowledge of any breach of fiduciary responsibility under Part 4 of Title I of ERISA which has resulted in liability of Intertrans, any trustee, administrator or fiduciary of any Pension Plan or Welfare Plan.

                    (f) Neither Intertrans nor any Intertrans ERISA Affiliate, since January 1, 1986, has maintained or contributed to, or been obligated or required to contribute to, a "Multiemployer Plan," as such term is defined in Section 4001(a)(3) of ERISA. Neither Intertrans nor any Intertrans ERISA Affiliate has either withdrawn, partially or completely, or instituted steps to withdraw, partially or completely, from any Multiemployer Plan nor has any event occurred which would enable a Multiemployer Plan to give notice of and demand payment of any withdrawal liability with respect to Intertrans or any Intertrans ERISA Affiliate.





                                      16.

                    (g) There is no contract, agreement, plan or arrangement covering any employee or former employee of Intertrans or any Intertrans ERISA Affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1) or 280G of the Code.

                    (h) With respect to Intertrans and each Intertrans ERISA Affiliate, the Intertrans Disclosure Schedule correctly identifies each material agreement, policy, plan or other arrangement, whether written or oral, express or implied, fixed or contingent, to which Intertrans is a party or by which Intertrans or any property or asset of Intertrans is bound, which is or relates to a pension, option, bonus, deferred compensation, retirement, stock purchase, profit-sharing, severance pay, health, welfare, incentive, vacation, sick leave, medical disability, hospitalization, life or other insurance or fringe benefit plan, policy or arrangement.

                    (i) Neither Intertrans nor any Intertrans ERISA Affiliate maintains or has maintained or contributed to any Pension Plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 of the Code. Intertrans has made available to Fritz, for each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code, a copy of the most recent determination letter issued by the IRS to the effect that each such Plan is so qualified and that each trust created thereunder is tax exempt under Section 501 of the Code, and Intertrans is unaware of any fact or circumstances that would jeopardize the qualified status of each such Pension Plan or the tax exempt status of each trust created thereunder.

         SECTION 3.15  MATERIAL AGREEMENTS.

                    (a) The Intertrans Disclosure Schedule, together with the public filings made by Intertrans with the SEC (other than Intertrans Property Leases, as hereinafter defined), includes a complete and accurate list of all contracts, agreements, leases and instruments to which Intertrans or any of its Subsidiaries is a party or by which it or its properties or assets are bound which individually involve net payments or receipts in excess of $200,000 per annum, inclusive of contracts entered into with customers and suppliers in the ordinary course of business, or that pertain to employment or severance benefits for any officer, director or employee of Intertrans, whether written or oral, but exclusive of contracts, agreements, leases and instruments terminable without penalty by Intertrans upon 60 days' or less prior written notice to the other party or parties thereto (the "Material Intertrans Agreements").

                    (b) Neither Intertrans nor, to the knowledge of Intertrans, any other party is in default under any Material Intertrans Agreement and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of any Material Intertrans Agreement or result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of Intertrans which, in any such case, has had or would reasonably be expected to have a Material Adverse Effect on Intertrans.

                    (c) To the knowledge of Intertrans, each such Material Intertrans Agreement is in full force and effect and is valid and legally binding and there are no material unresolved





                                      17.

disputes involving or with respect to any Material Intertrans Agreement. No party to a Material Intertrans Agreement has advised Intertrans that it intends either to terminate a Material Intertrans Agreement or to refuse to renew a Material Intertrans Agreement upon the expiration of the term thereof.

                    (d) Intertrans is not in violation of, or in default with respect to, any term of its Articles of Incorporation or Bylaws.

         SECTION 3.16 PROPERTIES. To the knowledge of Intertrans, all leases of real property to which Intertrans is a party or by which it is bound ("Intertrans Property Leases") which are material to the business of Intertrans and its Subsidiaries taken as a whole, are in full force and effect. To the knowledge of Intertrans, there exists no default under such leases, nor any event which with notice or lapse of time or both would constitute a default thereunder by Intertrans or any of its Subsidiaries, which default would have a Material Adverse Effect on Intertrans. All of the properties and assets owned by Intertrans and each of its Subsidiaries are owned by each of them, respectively, free and clear of any Lien, except for Liens which do not have a Material Adverse Effect on Intertrans. Intertrans and its Subsidiaries have good and marketable title subject to no Liens, other than those permitted under this Section 3.16, to all of the properties and assets necessary for the conduct of their business other than to the extent that the failure to have such title would not have a Material Adverse Effect on Intertrans.

         SECTION 3.17  ENVIRONMENTAL MATTERS.

                    (a) To the knowledge of Intertrans, no notice, notification, demand, request for information, citation, summons, complaint or order has been received, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to Intertrans' knowledge, has been threatened by any governmental entity or other party with respect to any (i) alleged violation by Intertrans or any of its Subsidiaries of any Environmental Law, (ii) alleged failure by Intertrans or any such Subsidiary to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (iii) Regulated Activity.

                    (b) To the knowledge of Intertrans, neither Intertrans nor any of its Subsidiaries has any material Environmental Liabilities and there has been no release of Hazardous Substances into the environment by Intertrans or any such Subsidiary or with respect to any of their respective properties which has had, or would reasonably be expected to have, a Material Adverse Effect on Intertrans.

                    (c) For the purposes of this Agreement, the following terms have the following meanings:

                             "Environmental Laws" shall mean any and all Federal, state, local and foreign statutes, laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to human





                                      18.

         health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

                             "Environmental Liabilities" shall mean all liabilities, whether vested or unvested, contingent or fixed, actual or potential, which (i) arise under or relate to Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time.

                             "Hazardous Substances" shall mean any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

                             "Regulated Activity" shall mean any generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Substances.

         SECTION 3.18 LABOR MATTERS. Except as set forth on the Intertrans Disclosure Schedule, neither Intertrans nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Intertrans or any such Subsidiary, nor do the executive officers of Intertrans know of any activities or proceedings of any labor union to organize any such employees.

         SECTION 3.19 COMPLIANCE WITH LAWS. Except for violations which do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Intertrans, neither Intertrans nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations or any term of any judgment, decree, injunction or order binding against it.

         SECTION 3.20 TRADEMARKS, TRADENAMES, ETC. Intertrans owns or possesses all intellectual property, patents, trademarks, tradenames, servicemarks, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any known conflict with the rights of others.

         SECTION 3.21 FINDERS' FEES. Except for Scott & Stringfellow (the "Intertrans Financial Advisor"), whose fees in the amount previously disclosed in writing to Fritz will be paid by Intertrans, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Intertrans or any of its Subsidiaries who is entitled to any fee or commission from Fritz or any of its affiliates upon consummation of the transactions contemplated by this Agreement.





                                      19.

         SECTION 3.22 OPINION OF FINANCIAL ADVISOR. Intertrans has received the opinion of the Intertrans Financial Advisor to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the shareholders of Intertrans.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF FRITZ

         Except as disclosed in a document referring specifically to this Agreement (the "Fritz Disclosure Schedule") which has been delivered to Intertrans on or prior to the date hereof or as disclosed in public filings made by Fritz with the SEC prior to the date hereof, Fritz represents and warrants to Intertrans as set forth below:

         SECTION 4.01 CORPORATE EXISTENCE AND POWER. Fritz is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. Each of Fritz and Merger Sub has all corporate powers and all material Governmental Authorizations required to carry on its business as now conducted, except such Governmental Authorizations the failure of which to have obtained would not have a Material Adverse Effect on Fritz. Fritz is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would have a Material Adverse Effect on Fritz. Fritz has delivered to Intertrans true and complete copies of Fritz's Certificate of Incorporation and Bylaws and Merger Sub's Articles of Incorporation and Bylaws, each as currently in effect.

         SECTION 4.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by Fritz and Merger Sub of this Agreement, by Fritz of the Affiliates Agreements (as defined in Section 5.09) and by Merger Sub of the Articles of Merger and the consummation by Fritz and Merger Sub of the transactions contemplated hereby and thereby are within the corporate powers of Fritz and Merger Sub and have been duly authorized by all necessary corporate action, except for the approval by Fritz's stockholders in connection with the issuance of shares of Fritz Common Stock in the Merger. This Agreement constitutes a valid and binding agreement of Fritz and Merger Sub, and the Affiliates Agreements and Articles of Merger will upon execution constitute valid and binding agreements of Fritz and Merger Sub, respectively, enforceable in each case against each in accordance with their respective terms.

         SECTION 4.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Fritz and Merger Sub of this Agreement and, in the case of Fritz, the Affiliates Agreements and, in the case of Merger Sub, the Articles of Merger and the consummation of the Merger by Fritz and Merger Sub, require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:





                                      20.

                    (a) the filing of the Articles of Merger in accordance with Texas Law and California Law;

                    (b) compliance with any applicable requirements of the HSR Act;

                    (c) compliance with any applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder;

                    (d) compliance with any applicable requirements of the Securities Act and the rules and regulations promulgated thereunder;

                    (e) compliance with any applicable foreign or state securities or "blue sky" laws; and

                    (f) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain (i) would not reasonably be expected to have a Material Adverse Effect on Fritz or (ii) would not materially adversely affect the ability of Intertrans, Fritz or Merger Sub to consummate the transactions contemplated hereby and operate their businesses as heretofore operated.

         SECTION 4.04 NON-CONTRAVENTION. The execution, delivery and performance by Fritz and Merger Sub of this Agreement and, in the case of Fritz, the Affiliate Agreement and, in the case of Merger Sub, the Articles of Merger, the consummation by Fritz and Merger Sub of the transactions contemplated hereby and thereby do not and will not:

                    (a) contravene or conflict with the Certificate or Articles of Incorporation, as the case may be, or Bylaws of Fritz or Merger Sub;

                    (b) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Fritz or Merger Sub or any Subsidiary of Fritz;

                    (c) conflict with or result in a breach or violation of, or constitute a default under, or result in the termination or cancellation of or loss of a material benefit under, or right to accelerate, any material agreement, contract or other instrument binding upon Fritz or Merger Sub or any Subsidiary of Fritz or any material license, franchise, permit or other similar authorization held by Fritz or Merger Sub or any Subsidiary of Fritz; or

                    (d) result in the creation or imposition of any Lien on any material asset of Fritz or Merger Sub or any Subsidiary of Fritz,





                                      21.

except, with respect to clauses (b), (c) and (d) above, for contraventions, defaults, losses, Liens and other matters referred to in such clauses that in the aggregate would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Fritz.

         SECTION 4.05  CAPITALIZATION OF FRITZ.

                    (a) The authorized capital stock of Fritz consists of 60,000,000 shares of Fritz Common Stock and 1,000,000 shares of preferred stock, $.01 par value per share ("Fritz Preferred Stock"). As of January 31, 1995, there were outstanding:

                             (i)     12,200,614 shares of Fritz Common Stock;

                             (ii)    no shares of Fritz Preferred Stock; and

                             (iii) employee and director stock options to purchase an aggregate of 811,098 shares of Fritz Common Stock.

All outstanding shares of Fritz Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. Except as set forth in this Section and as otherwise contemplated by this Agreement, and except for changes since January 31, 1995 resulting from the exercise of employee and director stock options, there are outstanding (i) no shares of capital stock or other voting securities of Fritz,
(ii) no securities of Fritz convertible into or exchangeable for shares of capital stock or voting securities of Fritz and (iii) no options or other rights to acquire from Fritz, and no obligation of Fritz to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Fritz (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Fritz Securities").
There are no outstanding obligations of Fritz or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Fritz Securities. No holder of Fritz Securities has, as of the date hereof, any contractual right to include any such securities in any registration statement proposed to be filed by Fritz under the Securities Act. On or prior to the Effective Date, Fritz expects to adopt an employee stock purchase plan.

                    (b) All shares of Fritz Common Stock issued in the Merger and upon exercise of the Fritz Options referred to in Sections 1.06 shall, upon issuance, be fully paid, validly issued and nonassessable. Fritz has reserved sufficient shares of Fritz Common Stock for issuance (i) in the Merger and (ii) upon exercise in full of all Fritz Options, based on the number of shares of Intertrans Common Stock and the number of Intertrans Options outstanding on the date hereof.

         SECTION 4.06 ORGANIZATION OF MERGER SUB. The authorized capital stock of Merger Sub consists of 2,400 shares of common stock, par value $10.00 per share, all of which are outstanding. All the issued and outstanding capital stock of Merger Sub is owned by Fritz. Merger Sub has not conducted any business prior to the date hereof and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement.





                                      22.

         SECTION 4.07  SUBSIDIARIES.

                    (a) Each Subsidiary of Fritz is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material Governmental Authorizations required to carry on its business as now conducted, except such Governmental Authorizations the failure of which to have obtained would not have a Material Adverse Effect on Fritz, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Fritz. For purposes of this Agreement, (i) "Subsidiary" means, with respect to any entity, any corporation of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity, and (ii) "Joint Venture" means, with respect to any entity, any corporation or organization (other than such entity and any Subsidiary thereof) of which such entity or any Subsidiary thereof is, directly or indirectly, the beneficial owner of 40% or more of any class of equity securities or equivalent profit participation interest. All Subsidiaries and Joint Ventures material to the business of Fritz ("Material Fritz Subsidiaries") and their respective jurisdictions of incorporation or organization and Fritz's ownership interest therein are identified in the Fritz Disclosure Schedule. Other than its investments in its Subsidiaries and Joint Ventures, Fritz does not own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, joint venture or other entity.

                    (b) All of the outstanding capital stock of, or other ownership interests in, each Material Fritz Subsidiary that is owned by Fritz, directly or indirectly, is owned by Fritz, directly or indirectly, free and clear of any material Lien and free of any other material limitation or restriction on its rights as owner thereof (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), other than those imposed by applicable law. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities or equity interests (collectively, "Fritz Subsidiary Securities") of any Material Fritz Subsidiary.

         SECTION 4.08  SEC FILINGS.

                    (a) Fritz has since January 1, 1992 filed all proxy statements, schedules and reports required to be filed by it with the SEC pursuant to the Exchange Act.

                    (b)  Fritz has delivered to Intertrans:

                             (i) its annual reports on Form 10-K for its fiscal years ended December 31, 1993 and 1992;

                             (ii) its quarterly report on Form 10-Q for its fiscal quarter ending March 31, June 30 and September 30, 1994;





                                      23.

                             (iii)   its proxy or information statements
         relating to meetings of, or actions taken without a meeting by, the stockholders of Fritz held since January 1, 1992; and

                             (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1993.

                    (c) As of its filing date, no such report or statement filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                    (d) No such registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 4.09 FINANCIAL STATEMENTS. The audited consolidated financial statements Fritz included in its annual reports on Form 10-K and the unaudited financial statements of Fritz included in its quarterly reports on Form 10-Q referred to in Section 4.08 present fairly, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Fritz and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any interim financial statements). For purposes of this Agreement, "Fritz Balance Sheet" means the consolidated balance sheet of Fritz as of September 30, 1994, and the notes thereto, contained in Fritz's quarterly report on Form 10-Q filed for its fiscal quarter then ended, and "Fritz Balance Sheet Date" means September 30, 1994.

         SECTION 4.10 DISCLOSURE DOCUMENTS. None of the information supplied or to be supplied by Fritz or Merger Sub for inclusion in the Joint Proxy Statement and the Registration Statement, will, in the case of the Joint Proxy Statement, at the time of mailing of the Joint Proxy Statement to stockholders of Fritz and at the time of the meeting of such stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will, in the case of the Registration Statement, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement and Joint Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and Exchange Act, respectively, and the rules and regulations thereunder, except that no representation or warranty is made by Fritz with respect to information supplied by Intertrans for inclusion therein.





                                      24.

         SECTION 4.11 ABSENCE OF CERTAIN CHANGES. Since the Fritz Balance Sheet Date, and, with respect to the matters referred to in subsection (c), since January 1, 1993, Fritz and its Subsidiaries have in all material respects conducted their business in the ordinary course and there has not been:

                    (a) any Material Adverse Change with respect to Fritz or any event, occurrence or development of a state of circumstances or facts known to Fritz which as of the date hereof could reasonably be expected to have a Material Adverse Effect on Fritz;

                    (b) any amendment of any material term of any outstanding Fritz Securities or any Fritz Subsidiary Securities;

                    (c) any action by Fritz or, to Fritz's knowledge, any affiliate of Fritz which would preclude the ability of Fritz to account for the business combination to be effected by the Merger as a "pooling of interests" under generally accepted accounting principles;

                    (d) the entering into of any agreement by Fritz or any person on behalf of Fritz to take any of the foregoing actions.

         SECTION 4.12 NO UNDISCLOSED LIABILITIES. There are no liabilities of Fritz or any of its Subsidiaries of any kind whatsoever that are, individually or in the aggregate, material to Fritz and its Subsidiaries, taken as a whole, other than:

                             (a) liabilities disclosed or provided for in the Fritz Balance Sheet (including the notes thereto);

                             (b)     liabilities incurred in the ordinary
         course of business consistent with past practice since the Fritz Balance Sheet Date; and

                             (c)     liabilities under this Agreement.

         SECTION 4.13 LITIGATION. Other than actions, suits, proceedings, claims or investigations occurring in the ordinary course of business involving respective amounts in controversy of less than $40,000 each, there is no action, suit, proceeding, claim or investigation pending or, to the knowledge of Fritz, overtly threatened, against Fritz or any of its Subsidiaries or any of their assets or against or involving any of its officers, directors or employees in connection with the business or affairs of Fritz, including, without limitation, any claims for indemnification arising under any agreement to which Fritz or any of its Subsidiaries is a party, which could, individually or in the aggregate, have a Material Adverse Effect on Fritz. Fritz is not subject to or in default with respect to any writ, order, judgment, injunction or decree which could, individually or in the aggregate, have a Material Adverse Effect on Fritz.





                                      25.

         SECTION 4.14  TAXES.

                    (a) Fritz and each of its Subsidiaries (i) has filed when due (taking into account extensions) with the appropriate federal, state, local, foreign and other governmental agencies, all material tax returns, estimates and reports required to be filed by it, (ii) either paid when due and payable or established adequate reserves or otherwise accrued on the Fritz Balance Sheet all material Taxes, and there are no tax deficiencies claimed in writing by any Taxing authority and received by Fritz that, in the aggregate, would result in any tax liability in excess of the amount of the reserves or accruals, and (iii) has or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Effective Time. The Fritz Disclosure Schedule sets forth those tax returns of Fritz (or any predecessor entities) for all periods that currently are the subject of audit by any federal, state, local or foreign taxing authority.

                    (b) There are no material taxes, interest, penalties, assessments or deficiencies claimed in writing by any taxing authority and received by Fritz or any of its Subsidiaries to be due in respect of any tax returns filed by Fritz (or any predecessor corporations) or any of its Subsidiaries. Neither Fritz nor any predecessor corporation, nor any of their respective Subsidiaries, has executed or filed with the IRS or any other Taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes.

                    (c) Fritz is not a party to or bound by (or will prior to the Effective Date become a party to or bound by) any Tax indemnity, Tax sharing or Tax allocation agreement or other similar arrangement which includes a party other than Fritz and its Subsidiaries. Neither Fritz nor any of its Subsidiaries has been a member of an affiliated group other than one of which Fritz was the common parent, or filed or been included in a combined, consolidated or unitary Tax return other than one filed by Fritz (or a return for a group consisting solely of its Subsidiaries and predecessors).

         SECTION 4.15  EMPLOYEE BENEFIT PLANS; ERISA.

                    (a) Neither Fritz nor any corporation or other entity which under Section 4001(b) of ERISA is under common control with Fritz (a "Fritz ERISA Affiliate") maintains or within the past five years has maintained, contributed to, or been obligated to contribute to, any Pension Plan or any Welfare Plan which is subject to ERISA. Each Pension Plan and Welfare Plan disclosed in the Fritz Disclosure Schedule (which Plans have been heretofore delivered to Fritz) and maintained by Fritz has been maintained in all material respects in compliance with their terms and all provisions of ERISA and the Code (including rules and regulations thereunder) applicable thereto.

                    (b) Neither Fritz nor any Fritz ERISA Affiliate maintains or has maintained or contributed to any Pension Plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 of the Code. Fritz has made available to Intertrans, for each Pension Plan which





                                      26.

is intended to be "qualified" within the meaning of Section 401(a) of the Code, a copy of the most recent determination letter issued by the IRS to the effect that each such Plan is so qualified and that each trust created thereunder is tax exempt under Section 501 of the Code, and Fritz is unaware of any fact or circumstances that would jeopardize the qualified status of each such Pension Plan or the tax exempt status of each trust created thereunder.

                    (c) To the knowledge of Fritz, no Pension Plan or Welfare Plan is currently subject to an audit or other investigation by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency nor are any such Plans subject to any lawsuits or legal proceedings of any kind or to any material pending disputed claims by employees or beneficiaries covered under any such Plan or by any other parties.

                    (d) No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, resulting in liability to Fritz or any Fritz ERISA Affiliate has occurred with respect to any Pension Plan or Welfare Plan. Fritz has no knowledge of any breach of fiduciary responsibility under Part 4 of Title I of ERISA which has resulted in liability of Fritz, any trustee, administrator or fiduciary of any Pension Plan or Welfare Plan.

                    (e) Neither Fritz nor any Fritz ERISA Affiliate, since January 1, 1986, has maintained or contributed to, or been obligated or required to contribute to, a "Multiemployer Plan," as such term is defined in
Section 4001(a)(3) of ERISA. Neither Fritz nor any Fritz ERISA Affiliate has either withdrawn, partially or completely, or instituted steps to withdraw, partially or completely, from any Multiemployer Plan nor has any event occurred which would enable a Multiemployer Plan to give notice of and demand payment of any withdrawal liability with respect to Fritz or any Fritz ERISA Affiliate.

                    (f) With respect to Fritz and each Fritz ERISA Affiliate, the Fritz Disclosure Schedule correctly identifies each material agreement, policy, plan or other arrangement, whether written or oral, express or implied, fixed or contingent, to which Fritz is a party or by which Fritz or any property or asset of Fritz is bound, which is or relates to a pension, option, bonus, deferred compensation, retirement, stock purchase, profit-sharing, severance pay, health, welfare, incentive, vacation, sick leave, medical disability, hospitalization, life or other insurance or fringe benefit plan, policy or arrangement.

         SECTION 4.16  MATERIAL AGREEMENTS.

                    (a) The Fritz Disclosure Schedule, together with the public filings made by Fritz with the SEC (other than Fritz Property Leases, as hereinafter defined), includes a complete and accurate list of all contracts, agreements, leases and instruments to which Fritz or any of its Subsidiaries is a party or by which it or its properties or assets are bound which individually involve net payments or receipts in excess of $200,000 per annum, inclusive of contracts entered into with customers and suppliers in the ordinary course of business, or that pertain to employment or severance benefits for any officer, director or employee of Fritz, whether written or oral, but exclusive of contracts, agreements, leases and instruments terminable without penalty





                                      27.

by Fritz upon 60 days' or less prior written notice to the other party or parties thereto (the "Material Fritz Agreements").

                    (b) Neither Fritz nor, to the knowledge of Fritz, any other party is in default under any Material Fritz Agreement and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of any Material Fritz Agreement or result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of Fritz which, in any such case, has had or would reasonably be expected to have a Material Adverse Effect on Fritz.

                    (c) To the knowledge of Fritz, each such Material Fritz Agreement is in full force and effect and is valid and legally binding and there are no material unresolved disputes involving or with respect to any Material Fritz Agreement. No party to a Material Fritz Agreement has advised Fritz that it intends either to terminate a Material Fritz Agreement or to refuse to renew a Material Fritz Agreement upon the expiration of the term thereof.

                    (d) Fritz is not in violation of, or in default with respect to, any term of its Certificate of Incorporation or Bylaws.

         SECTION 4.17 PROPERTIES. To the knowledge of Fritz, all leases of real property to which Fritz is a party or by which it is bound ("Fritz Property Leases") which are material to the business of Fritz and its Subsidiaries taken as a whole are in full force and effect. To the knowledge of Fritz, there exists no default under such leases, nor any event which with notice or lapse of time or both would constitute a default thereunder by Fritz or any of its Subsidiaries, which default would have a Material Adverse Effect on Fritz. All of the properties and assets owned by Fritz and each of its Subsidiaries are owned by each of them, respectively, free and clear of any Lien, except for Liens which do not have a Material Adverse Effect on Fritz. Fritz and its Subsidiaries have good and marketable title subject to no Liens, other than those permitted under this Section 4.17, to all of the properties and assets necessary for the conduct of their business other than to the extent that the failure to have such title would not have a Material Adverse Effect on Fritz.

         SECTION 4.18  ENVIRONMENTAL MATTERS.

                    (a) To the knowledge of Fritz, no notice, notification, demand, request for information, citation, summons, complaint or order has been received, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to Fritz's knowledge, has been threatened by any governmental entity or other party with respect to any (i) alleged violation by Fritz or any of its Subsidiaries of any Environmental Law, (ii) alleged failure by Fritz or any such Subsidiary to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (iii) Regulated Activity.





                                      28.

                    (b) To the knowledge of Fritz, neither Fritz nor any of its Subsidiaries has any material Environmental Liabilities and there has been no release of Hazardous Substances into the environment by Fritz or any such Subsidiary or with respect to any of their respective properties which has had, or would be reasonably expected to have, a Material Adverse Effect on Fritz.

         SECTION 4.19 LABOR MATTERS. Except as set forth in the Fritz Disclosure Schedule, neither Fritz nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Fritz or any such Subsidiary, nor do the executive officers of Fritz know of any activities or proceedings of any labor union to organize any such employees.

         SECTION 4.20 COMPLIANCE WITH LAWS. Except for violations which do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fritz, neither Fritz nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations or any term of any judgment, decree, injunction or order binding against it.

         SECTION 4.21 TRADEMARKS, TRADENAMES, ETC. Fritz owns or possesses all intellectual property, patents, trademarks, tradenames, servicemarks, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any known conflict with the rights of others.

         SECTION 4.22 FINDERS' FEES. Except for Morgan Stanley & Co. Incorporated (the "Fritz Financial Advisor"), whose fees in the amount previously disclosed in writing to Intertrans will be paid by Fritz, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Fritz or any of its Subsidiaries who is entitled to any fee or commission from Fritz or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

         SECTION 4.23 OPINION OF FINANCIAL ADVISOR. Fritz has received the opinion of the Fritz Financial Advisor to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Fritz.


                                   ARTICLE V

                            COVENANTS OF INTERTRANS

         From the date hereof until the occurrence of the earlier of (i) the Effective Time or (ii) termination of this Agreement pursuant to Section 9.01 hereof, Intertrans agrees that:

         SECTION 5.01 CONDUCT OF INTERTRANS. Intertrans and its Subsidiaries shall in all material respects conduct their business in the ordinary course. Without limiting the generality of the





                                      29.

foregoing, from the date hereof until the Effective Time, except as contemplated hereby or previously disclosed by Intertrans to Fritz in writing, without the prior written consent of Fritz:

                    (a) Intertrans will not adopt or propose any change in its Articles of Incorporation or Bylaws;

                    (b) Intertrans will not enter into or amend any employment agreements (oral or written) or increase the compensation payable or to become payable by it to any of its officers, directors, or consultants over the amount payable as of January 31, 1995, or increase the compensation payable to any other employees (other than (A) increases in the ordinary course of business which are not in the aggregate material to Intertrans, or (B) pursuant to plans disclosed in Intertrans Disclosure Schedule), or adopt or amend any employee benefit plan or arrangement (oral or written); or

                    (c) Except pursuant to the exercise of Intertrans Options, Intertrans will not issue any Intertrans Securities;

                    (d) Intertrans will keep in full force and effect its existing directors' and officers' liability insurance and will not modify or reduce the coverage thereunder;

                    (e) Other than the payment of dividends in accordance with its existing dividend policy, which policy is consistent with Intertrans' past practice, Intertrans will not pay any dividend or make any other distribution to holders of its capital stock nor will Intertrans or any of its Subsidiaries redeem or otherwise acquire any Intertrans Securities;

                    (f) Intertrans will not, directly or indirectly, dispose of or acquire any material properties or assets except in the ordinary course of business;

                    (g) Intertrans will not incur any additional indebtedness for borrowed money in excess of $100,000 in the aggregate, except pursuant to existing arrangements which have been disclosed to Fritz prior to the date hereof;

                    (h) Other than as expressly provided in the Intertrans Stock Option Plans, Intertrans will not amend or change the period of exercisability or accelerate the exercisability of any outstanding options or warrants to acquire shares of capital stock, or accelerate, amend or change the vesting period of any outstanding restricted stock;

                    (i) Except as may be permitted by Sections 5.02, 5.04 and 9.01 of this Agreement, Intertrans will not knowingly enter into any transaction that would require the Joint Proxy Statement to be delayed or recirculated under circumstances which would in the reasonable judgment of Fritz delay the occurrence of the Effective Date beyond the date specified in
Section 9.01(iii); and

                    (j) Intertrans will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.





                                      30.

         SECTION 5.02 SHAREHOLDERS' MEETING; PROXY MATERIAL. Intertrans shall cause a meeting of its shareholders to be duly called and held as soon as reasonably practicable following the effectiveness of the Registration Statement for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Board of Directors of Intertrans shall, subject to their fiduciary duties exercised in a manner consistent with the terms of
Section 5.04, recommend approval and adoption of this Agreement and the Merger by Intertrans' shareholders. In connection with such meeting, Intertrans:

                    (a) will, together with Fritz and Merger Sub, promptly prepare and file with the SEC, will use all reasonable efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as practicable the Joint Proxy Statement and all other proxy materials for such meeting;

                    (b) will use all reasonable efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby; and

                    (c) will otherwise comply with all legal requirements applicable to such meeting.

         SECTION 5.03 ACCESS TO FINANCIAL AND OPERATION INFORMATION. Intertrans will give Fritz, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of Intertrans and its Subsidiaries will furnish to Fritz, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data as such persons may reasonably request and will instruct Intertrans' employees, counsel and financial advisors to cooperate with Fritz in its investigation of the business of Intertrans and its Subsidiaries and in the planning for the combination of the businesses of Intertrans and Fritz following the consummation of the Merger; provided that no investigation pursuant to this Section shall affect any representation or warranty given by Intertrans to Fritz hereunder. In addition, following public announcement of this Agreement, Intertrans will cooperate in arranging joint meetings among representatives of Intertrans and Fritz and persons with whom Intertrans maintains business relationships. All requests for information made pursuant to this Section shall be directed to the Chief Financial Officer of Intertrans or such person as may be designated by him. All information obtained pursuant to this Section 5.03 shall be governed by the Confidentiality Agreement dated January 23, 1995 between Fritz and Intertrans (the "Confidentiality Agreement").

         SECTION 5.04  OTHER OFFERS.

                    (a) Intertrans and its Subsidiaries will not, and will use their best efforts to cause their respective officers, directors, employees or other agents not to, directly or indirectly, (i) take any action to solicit, initiate or encourage any Acquisition Proposal (as hereinafter defined), or
(ii) subject to the fiduciary duties of the Board of Directors under applicable law as advised by counsel to Intertrans, engage in negotiations with, or disclose any nonpublic information relating to Intertrans or any of its Subsidiaries or afford access to the properties, books or records of Intertrans or any of its Subsidiaries to, any person or entity that may be





                                      31.

considering making, or has made, an Acquisition Proposal. To the extent that Intertrans or its Subsidiaries or any of their respective officers, directors, employees or other agents are currently involved in any discussions with respect to any Acquisition Proposal or contemplated or proposed Acquisition Proposal, Intertrans and its Subsidiaries shall terminate, and shall use their best efforts to cause their respective officers, directors, employees or other agents to terminate, such discussions immediately. The term "Acquisition Proposal" as used herein means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Intertrans or any of its Subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, Intertrans or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

                    (b) Subject to the following sentence, the Board of Directors of Intertrans shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Fritz, the approval or recommendation by such Board of Directors of this Agreement, the Merger or the other transactions contemplated hereby, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal (other than an Acquisition Proposal made by Fritz or an affiliate of Fritz) or (iii) approve or authorize Intertrans' entering into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event the Board of Directors of Intertrans receives an Acquisition Proposal that, in the exercise of its fiduciary obligations (as determined in good faith by the Board of Directors based on the advice of outside counsel), it determines to be a Superior Proposal (as defined below), the Board of Directors may (subject to the following sentences) withdraw or adversely modify its approval or recommendation of this Agreement, the Merger and the other transactions contemplated hereby and approve or recommend any such Superior Proposal, or approve or authorize Intertrans' entering into an agreement with respect to such Superior Proposal, in each case at any time after the fourth business day following notice to Fritz (a "Notice of Superior Proposal") advising Fritz that the Board of Directors has received a Superior Proposal, specifying the material terms of the structure of such Superior Proposal. Intertrans may take any of the foregoing actions pursuant to the preceding sentence only if an Acquisition Proposal that was a Superior Proposal at the time of delivery of a Notice of Superior Proposal continues to be a Superior Proposal in light of any improved transaction proposed by Fritz prior to the expiration of the four business day period specified in the preceding sentence. For purposes of this Agreement, a "Superior Proposal" means any bona fide Acquisition Proposal to acquire, directly or indirectly, a material equity interest in or a material amount of voting securities or assets of Intertrans or any of its subsidiaries for consideration consisting of cash and/or securities, and otherwise on terms which the Board of Directors of Intertrans determines in its good faith reasonable judgment (based on the advice of a financial advisor of nationally recognized reputation) to provide greater aggregate value to Intertrans' shareholders than the transactions contemplated by this Agreement (or otherwise proposed by Fritz as contemplated above).

                    (c) In addition to the procedures provided for in subsection (b) above, Intertrans will (i) promptly notify Fritz after receipt of any Acquisition Proposal or any inquiries indicating that any person is considering making or wishes to make an Acquisition Proposal, identifying in such notice the person making or considering making such Acquisition Proposal,
(ii) promptly notify Fritz after receipt of any request for nonpublic information relating to





                                      32.

Intertrans or any of its Subsidiaries or for access to the properties, books or records of Intertrans or any of its Subsidiaries by any person or entity that may be considering making, or has made, an Acquisition Proposal, identifying in such notice the person making such request and (iii) keep Fritz advised in a timely manner of the status and principal terms of any such Acquisition Proposal, indication or request.

         SECTION 5.05 MAINTENANCE OF BUSINESS. Intertrans will use its reasonable best efforts to carry on its business, keep available the services of its officers and employees and preserve its relationships with those of its customers, agents, suppliers, licensors and others having business relationships with it that are material to its business in substantially the same manner as it has prior to the date hereof. If Intertrans becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any material customer, supplier, licensor or others having business relationships with it, it will promptly bring such information to the attention of the Fritz in writing.

         SECTION 5.06 COMPLIANCE WITH OBLIGATIONS. Intertrans and its Subsidiaries shall each use its reasonable best efforts to comply in all material respects with (i) all applicable federal, state, local and foreign laws, rules and regulations, (ii) all material agreements and obligations, including its respective articles of incorporation and bylaws, by which it, its properties or its assets may be bound, and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to Intertrans and its Subsidiaries and their respective properties or assets.

         SECTION 5.07 NOTICES OF CERTAIN EVENTS. Intertrans shall, upon obtaining knowledge of any of the following, promptly notify Fritz of:

                    (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger;

                    (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the Merger; and

                    (c) any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against Intertrans or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 or which relate to the consummation of the Merger.

         SECTION 5.08 CONFIDENTIALITY. Intertrans agrees that the Confidentiality Agreement shall remain in full force and effect at all times prior to the Effective Time and after any termination of this Agreement, and Intertrans agrees to comply with the terms of such agreement.

         SECTION 5.09 COMPLIANCE WITH THE SECURITIES ACT. Intertrans shall use its reasonable best efforts to cause each person who is an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, of Intertrans to deliver to Fritz on or prior to the





                                      33.

Effective Date an Affiliates Agreement in substantially the form attached hereto as Exhibit 5.09 (an "Affiliates Agreement").


                                   ARTICLE VI

                       COVENANTS OF FRITZ AND MERGER SUB

         From the date hereof until the occurrence of the earlier of (i) the Effective Time or (ii) termination of this Agreement pursuant to Section 9.01 hereof, Fritz and Merger Sub agree that:

         SECTION 6.01 CONDUCT OF FRITZ. Fritz and its Subsidiaries shall in all material respects conduct their business in the ordinary course. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as contemplated hereby or previously disclosed by Fritz to Intertrans in writing, without the prior written consent of Intertrans:

                    (a) Fritz will not adopt or propose any change in its Certificate of Incorporation or Bylaws;

                    (b) Fritz will not take any action that would result in a failure to maintain the trading of Fritz Common Stock on Nasdaq without causing such stock to be listed for trading on a national securities exchange at or prior to the termination of its trading on Nasdaq;

                    (c) Except pursuant to the exercise of options described in Section 4.05, except the granting of stock options in the ordinary course of business consistent with past practice, and except pursuant to the employee stock purchase plan contemplated by Section 4.05, Fritz will not issue any Fritz Securities;

                    (d) Except as may be permitted by Sections 6.02 and 9.01, Fritz will not knowingly enter into any transaction that would require the Joint Proxy Statement to be delayed or recirculated under circumstances which would in the reasonable judgment of Intertrans delay the occurrence of the Effective Date beyond the date specified in Section 9.01(iii); and

                    (e) Fritz will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

         SECTION 6.02 STOCKHOLDERS' MEETING; PROXY MATERIAL; REGISTRATION STATEMENT.

                    (a) Fritz shall promptly prepare and file with the SEC under the Securities Act the Registration Statement and shall use all reasonable efforts to cause the Registration Statement to be declared effective as promptly as practicable. Fritz shall take any action required to be taken under foreign or state securities or "blue sky" laws in connection with the issuance of Fritz Common Stock in the Merger.





                                      34.

                    (b) Fritz shall cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable following the effectiveness of the Registration Statement for the purpose of voting on the approval of the issuance of Fritz Common Stock in connection with the Merger. The Board of Directors of Fritz shall, subject to their fiduciary duties, recommend approval and adoption of such matters by Fritz's stockholders. In connection with such meeting, Fritz:

                                (i)  will, together with Merger Sub and
         Intertrans, promptly prepare and file with the SEC, will use all reasonable efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the Joint Proxy Statement and all other proxy materials for such meeting;

                               (ii) will use all reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby; and

                              (iii)  will otherwise comply with all legal
         requirements applicable to such meeting.

         SECTION 6.03 ACCESS TO FINANCIAL AND OPERATION INFORMATION. Fritz will give Intertrans, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of Fritz and its Subsidiaries will furnish to Intertrans, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data as such persons may reasonably request and will instruct the Fritz's employees, counsel and financial advisors to cooperate with Intertrans in its investigation of the business of Fritz and its Subsidiaries and in the planning for the combination of the businesses of Intertrans and Fritz following the consummation of the Merger; provided that no investigation pursuant to this Section shall affect any representation or warranty given by Fritz to Intertrans hereunder. In addition, following public announcement of this Agreement, Fritz will cooperate in arranging joint meetings among representatives of Fritz and Intertrans and persons with whom Fritz maintains business relationships. All requests for information made pursuant to this Section shall be directed to the Chief Financial Officer of Fritz or such person as may be designated by him. All information obtained pursuant to this Section 6.03 shall be governed by the Confidentiality Agreement.

         SECTION 6.04 MAINTENANCE OF BUSINESS. Fritz will use its reasonable best efforts to carry on its business, keep available the services of its officers and employees and preserve its relationships with those of its customers, suppliers, licensors and others having business relationships with it that are material to its business in substantially the same manner as it has prior to the date hereof. If Fritz becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any material customer, supplier, licensor or others having business relationships with it, it will promptly bring such information to the attention of Intertrans in writing.

         SECTION 6.05 COMPLIANCE WITH OBLIGATIONS. Fritz and its Subsidiaries shall each use its reasonable best efforts to comply in all material respects with (i) all applicable federal, state,





                                      35.

local and foreign laws, rules and regulations, (ii) all material agreements and obligations, including its respective certificate or articles of incorporation and bylaws, by which it, its properties or its assets may be bound, and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to Fritz and its Subsidiaries and their respective properties or assets.

         SECTION 6.06 NOTICES OF CERTAIN EVENTS. Fritz shall, upon obtaining knowledge of any of the following, promptly notify Intertrans of:

                    (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger;

                    (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the Merger; and

                    (c) any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against Fritz or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.13 or which relate to the consummation of the Merger.

         SECTION 6.07 CONFIDENTIALITY. Fritz agrees that the Confidentiality Agreement shall remain in full force and effect at all times prior to the Effective Time and after any termination of this Agreement, and Fritz agrees to comply with the terms of such agreement.

         SECTION 6.08 OBLIGATIONS OF MERGER SUB. Fritz will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Merger Sub will not issue any shares of its capital stock, any securities convertible into or exchangeable for its capital stock, or any option, warrant or other right to acquire its capital stock to any person or entity other than Fritz or a wholly owned Subsidiary of Fritz. Merger Sub shall not incur any indebtedness or liabilities of any kind except pursuant to this Agreement.

         SECTION 6.09 NOTICE TO AFFILIATES. Fritz shall, at least 30 days prior to the Effective Date, cause to be delivered to each person Fritz believes to be an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, of Fritz a notice informing such persons of restrictions on transfer resulting from the Merger being accounted for as a pooling of interests in accordance with generally accepted accounting principles and all published rules, regulations and policies of the SEC.





                                      36.

                                  ARTICLE VII

                       COVENANTS OF FRITZ AND INTERTRANS

         From the date hereof until the occurrence of the earlier of (i) the Effective Time or (ii) termination of this Agreement pursuant to Section 9.01 hereof, Intertrans and Fritz agree that:

         SECTION 7.01 ADVICE OF CHANGES. Each party will promptly advise each other party in writing (i) of any event known to its executive officers occurring subsequent to the date of this Agreement that would render any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the Effective Date, untrue, inaccurate or misleading in any material respect and (ii) of any Material Adverse Change in the business condition of the party.

         SECTION 7.02 REGULATORY APPROVALS. Each party shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or that the other company may reasonably request, in connection with the consummation of the Merger. Each party shall use its reasonable best efforts to obtain all such authorizations, approvals and consents.

         SECTION 7.03 ACTIONS CONTRARY TO STATED INTENT. No party hereto shall, from or after the date hereof and either before or after the Effective Time, take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code or prevent the business combination to be effected by the Merger from being accounted for as a "pooling of interests" under generally accepted accounting principles. Each of Fritz and Intertrans shall use its reasonable best efforts to cause its affiliates not to take any action that would preclude the ability of Fritz to account for the business combination to be effected by the Merger as a "pooling of interests."

         SECTION 7.04 CERTAIN FILINGS. Intertrans and Fritz shall cooperate with one another:

                    (a) in connection with the preparation, filing and causing to become effective or clearance, as applicable of the Joint Proxy Statement and the Registration Statement and in connection with the registration or qualification of, or ascertaining the availability of or obtaining appropriate exemptions from registration or qualification with respect to, the Fritz Common Stock issued in connection with the Merger covered by the Registration Statement under applicable state securities or "blue sky" laws;

                    (b) in connection with the preparation of any filing required by the HSR Act;

                    (c) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents,





                                      37.

approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and

                    (d) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Joint Proxy Statement or the Registration Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 7.05 COMMUNICATIONS. Neither Intertrans nor Fritz will furnish any written communication to its stockholders or to the public generally if the subject matter thereof relates to the transactions contemplated by this Agreement without the prior approval of the other of them as to the content thereof, which approval shall not be unreasonably withheld; provided that the foregoing shall not be deemed to prohibit any disclosure required by any applicable law.

         SECTION 7.06 SATISFACTION OF CONDITIONS PRECEDENT. Fritz and Intertrans will each use its reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VIII, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

         SECTION 7.07 STOCKHOLDERS' MEETING DATES. The parties agree that they will use their reasonable best efforts to cause their respective stockholder meetings referred to in Sections 5.02 and 6.02(b) to be held on the same day. Such stockholder meetings shall be convened 40 days following the date on which the Registration Statement shall be declared effective by the SEC, unless otherwise mutually agreed by the parties hereto.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         SECTION 8.01 CONDITIONS TO OBLIGATIONS OF FRITZ AND MERGER SUB. The obligations of Fritz and Merger Sub hereunder are subject to the fulfillment or satisfaction, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived by Fritz, but only in a writing signed by Fritz):

                    (a) Accuracy of Representations and Warranties. The representations and warranties of Intertrans contained in Article III (other than representations and warranties regarding litigation or other proceedings connected with the Merger, which shall be governed solely by the standard set forth in Section 8.03(e)) shall be true and accurate in all material respects on and as of the Effective Date with the same force and effect as if they had been made on the Effective Date (except to the extent a representation or warranty speaks specifically as of an earlier date) and Intertrans shall have provided Fritz with a certificate executed by the





                                      38.

President and the Chief Financial Officer of Intertrans, dated as of the Effective Date, to such effect.

                    (b) Covenants. Intertrans shall have performed and complied with all of its covenants contained in Articles V and VII in all material respects on or before the Effective Date, and Fritz shall receive a certificate to such effect signed by Intertrans' President and Chief Financial Officer.

                    (c) No Material Adverse Change. Except as set forth in the Intertrans Disclosure Schedule, there shall have been no Material Adverse Change in Intertrans since the Intertrans Balance Sheet Date.

                    (d) Affiliates Agreements. Fritz shall have received from each person or entity who may be deemed pursuant to Section 5.09 to be an affiliate of Intertrans a duly executed Affiliates Agreement, and such Affiliates Agreements shall remain in full force and effect.

                    (e) Consents. All written consents, assignments, waivers or authorizations, other than Governmental Authorizations, that are required as a result of the Merger for the continuation in full force and effect of any material contracts or leases of Intertrans shall have been obtained.

                    (f) Tax-Free Reorganization. Fritz shall have received a written opinion from its counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code. In preparing such opinion, counsel may rely on (and to the extent reasonably required, the parties and Intertrans' shareholders shall make) reasonable representations related thereto.

         SECTION 8.02 CONDITIONS TO OBLIGATIONS OF INTERTRANS. Intertrans' obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived by Intertrans, but only in a writing signed by Intertrans):

                    (a) Accuracy of Representations and Warranties. The representations and warranties of Fritz set forth in Article IV (other than representations and warranties regarding litigation or other proceedings connected with the Merger, which shall be governed solely by the standard set forth in Section 8.03(e)) shall be true and accurate in all material respects on and as of the Effective Date with the same force and effect as if they had been made on the Effective Date (except to the extent a representation or warranty speaks specifically as of an earlier date and except for changes contemplated by this Agreement) and Fritz shall have provided Intertrans with a certificate executed by the President and the Chief Financial Officer of Fritz, dated as of the Effective Date, to such effect.

                    (b) Covenants. Fritz shall have performed and complied with all of its covenants contained in Section 2.03 and Articles VI and VII in all material respects on or before





                                      39.

the Effective Date, and Intertrans shall receive a certificate to such effect signed by Fritz's President and Chief Financial Officer.

                    (c) No Material Adverse Change. Except as set forth in the Fritz Disclosure Schedule, there shall have been no Material Adverse Change in Fritz since the Fritz Balance Sheet Date.

                    (d) Tax-Free Reorganization. Intertrans shall have received a written opinion from its counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code. In preparing such opinion, counsel may rely on (and to the extent reasonably required, the parties and Intertrans' shareholders shall make) reasonable representations related thereto.

         SECTION 8.03 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of Intertrans and Fritz hereunder are subject to the fulfillment, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived by such parties, but only in a writing signed by such parties):

                    (a) Stockholder Approval. Fritz's stockholders shall have duly approved the issuance of Fritz Common Stock in connection with the Merger, and Intertrans' shareholders shall have duly approved this Agreement, the Articles of Merger and the Merger, all in accordance with applicable laws and regulatory requirements.

                    (b) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and the Joint Proxy Statement shall on the Effective Date not be subject to any proceedings commenced or threatened by the SEC.

                    (c) Opinion of Accountants. Fritz and Intertrans shall have received an opinion from KPMG Peat Marwick, in form reasonably satisfactory to Fritz and Intertrans (and generally in accordance with Statement of Auditing Standards No. 50), to the effect that the business combination to be effected by the Merger would be properly accounted for as a pooling of interests in accordance with generally accepted accounting principles and all published rules, regulations and policies of the SEC.

                    (d) Illegality or Legal Constraint. No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable) by any court or governmental authority which prohibits the consummation of the Merger (each party agreeing to use its reasonable best efforts to have any such order, decree or injunction lifted).

                    (e) Governmental Authorizations. There shall have been obtained any and all Governmental Authorizations, permits, approvals and consents of securities or "blue sky" commissions of any jurisdiction and of any other governmental body or agency, that may reasonably be deemed necessary so that the consummation of the Merger will be in compliance





                                      40.

with applicable laws, the failure to comply with which would have a Material Adverse Effect on Fritz, Intertrans or the Surviving Corporation or would be reasonably likely to subject any of Fritz, Merger Sub, Intertrans or any of their respective directors or officers to substantial penalties or criminal liability.

                    (f) HSR Act. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.


                                   ARTICLE IX

                            TERMINATION OF AGREEMENT

         SECTION 9.01 TERMINATION. In addition to those termination rights provided for in Sections 1.02(b)(iv) and (v) hereof, this Agreement may be terminated at any time prior to the Effective Time whether before or after the approval by the stockholders of Intertrans or Fritz:

                             (i)     by mutual consent of the Boards of
         Directors of Fritz, Merger Sub and Intertrans;

                             (ii) by Fritz or Intertrans, if, at the meeting of Intertrans shareholders (including any adjournment or postponement thereof) called pursuant to Section 5.02 hereof, the requisite vote of the shareholders of Intertrans shall not have been obtained;

                             (iii) by Fritz or Intertrans, if the Effective Date shall not have occurred on or before July 31, 1995; provided that the right to terminate this Agreement pursuant to this clause (iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the significant cause of, or resulted in, the failure of the Effective Date to occur on or before such date;

                             (iv) by Fritz, if it is not in material breach of its obligations under this Agreement and if any person or entity other than Fritz or any of Fritz's affiliates shall purchase forty percent (40%) or more of the outstanding shares of Intertrans Common Stock;

                             (v) by Fritz or Intertrans, if, at the meeting of Fritz stockholders (including any adjournment or postponement thereof) called pursuant to Section 6.02(b) hereof, the requisite vote of stockholders of Fritz shall not have been obtained;

                             (vi) by Fritz, if it is not in material breach of its obligations under this Agreement and if the Board of Directors of Intertrans shall have: (A) withdrawn or adversely modified its recommendation of the Merger; or (B) recommended or approved any acceptance by Intertrans' stockholders of any Acquisition Proposal (other than an Acquisition Proposal made by Fritz or an affiliate of Fritz);





                                      41.

                             (vii) by Fritz, if it is not in material breach of its obligations under this Agreement, and if (A) there has been a breach by Intertrans of any of its representations and warranties hereunder such that Section 8.01(a) will not be satisfied or (B) there has been a material breach on the part of Intertrans of any of its covenants or agreements contained in this Agreement such that Section 8.01(b) will not be satisfied, and, in both case (A) and case (B), such breach has not been promptly cured after notice to Intertrans;

                             (viii) by Intertrans, if it is not in material breach of its obligations under this Agreement, and if (A) there has been a breach by Fritz or Merger Sub of any of their respective representations and warranties hereunder such that Section 8.02(a) will not be satisfied or (B) there has been a material breach on the part of Fritz or Merger Sub of any of their respective covenants or agreements contained in this Agreement such that Section 8.02(b) will not be satisfied, and, in both case (A) and case (B), such breach has not been promptly cured after notice to Fritz and Merger Sub; or

                             (ix) by Intertrans, if the Board of Directors shall have entered into a definitive agreement with respect to a Superior Proposal in compliance with the procedures set forth in
         Section 5.04.

         SECTION 9.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Fritz or Intertrans as provided in Section 9.01 hereof, this Agreement shall forthwith become void (except as set forth in Sections 10.02 and 10.03) and there shall be no liability on the part of Fritz, Merger Sub or Intertrans or their respective officers or directors, except for the liability of any party then in breach of its obligations under this Agreement and except for any breach of a party's obligations under those surviving provisions referred to in Sections 10.02 and 10.03.


                                   ARTICLE X

                                 MISCELLANEOUS

         SECTION 10.01 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         SECTION 10.02  FEES AND EXPENSES.

                    (a) Except as set forth in subsection (b) below, each party shall bear its own fees and expenses, including counsel fees and fees of brokers and investment bankers contracted by such party, in connection with the transaction contemplated hereby.





                                      42.

                    (b) Notwithstanding the terms of subsection (a) above, the following payments shall be made in connection with the termination of this Agreement pursuant to Section 9.01:

                             (i) If (A) this Agreement shall be terminated by either Fritz or Intertrans in the circumstances contemplated by
         Section 9.01(ii), and (B) prior to the time of the Intertrans shareholder meeting called pursuant to Section 5.02 an Acquisition Proposal (other than an Acquisition Proposal made by Fritz or one of its affiliates) shall have been received by Intertrans, then, at the time of such termination, Intertrans shall pay to Fritz in immediately available funds an amount equal to $3,000,000, and, furthermore, if following such termination (C) the principal transaction contemplated by any Acquisition Proposal (other than an Acquisition Proposal made by Fritz or one of its affiliates) shall have been consummated within 12 months of the date on which this Agreement shall have been terminated (the "Termination Date"), then, concurrently with the consummation of such transaction, Intertrans shall pay to Fritz in immediately available funds an additional amount equal to $4,500,000;

                             (ii) If (A) this Agreement shall be terminated by either Fritz or Intertrans in the circumstances contemplated by
         Section 9.01(ii), and (B) prior to the time of the Intertrans shareholder meeting called pursuant to Section 5.02 no Acquisition Proposal (other than an Acquisition Proposal made by Fritz or one of its affiliates) shall have been received by Intertrans, and following such termination (C) a definitive agreement relating to any Acquisition Proposal (other than an Acquisition Proposal made by Fritz or one of its affiliates) shall have been entered into by Intertrans or one of its affiliates within six months of the Termination Date, and (D) the principal transaction contemplated by such definitive agreement shall have been consummated within 12 months of the Termination Date, then, concurrently with the consummation of such transaction, Intertrans shall pay to Fritz in immediately available funds an amount equal to $7,500,000;

                             (iii) If (A) this Agreement shall be terminated by either Fritz or Intertrans in the circumstances contemplated by
         Section 9.01(iii) or by Fritz in the circumstances contemplated by Sections 9.01(iv) or (vii), and (B) the principal transaction contemplated by any Acquisition Proposal (other than an Acquisition Proposal made by Fritz or one of its affiliates) shall have been consummated within nine months of the Termination Date, whether or not such Acquisition Proposal shall have been received by Intertrans at the Termination Date, then, concurrently with the consummation of such transaction, Intertrans shall pay to Fritz in immediately available funds an additional amount equal to $7,500,000;

                             (iv) If (A) this Agreement shall be terminated by Fritz in the circumstances contemplated by Section 9.01(vi) or by Intertrans in the circumstances contemplated by Section 9.01(ix), then, at the time of such termination, Intertrans shall pay to Fritz in immediately available funds an amount equal to $3,000,000, and, furthermore, if following such termination (B) the principal transaction contemplated by





                                      43.

         any Acquisition Proposal (other than an Acquisition Proposal made by Fritz or one of its affiliates) shall have been consummated within 12 months of the Termination Date, whether or not such Acquisition Proposal shall have been received by Intertrans at the Termination Date, then, concurrently with the consummation of such transaction, Intertrans shall pay to Fritz in immediately available funds an additional amount equal to $4,500,000;

                             (v) If (A) this Agreement shall be terminated by Fritz or Intertrans in the circumstances contemplated by Section 9.01(v), and (B) at the time of such termination Intertrans is not in material breach of its obligations under this Agreement, and (C) at the time of such termination the Board of Directors of Intertrans shall not have (x) withdrawn or adversely modified its recommendation of the Merger or (y) recommended or approved any acceptance by Intertrans' stockholders of any Acquisition Proposal (other than an Acquisition Proposal made by Fritz or an affiliate of Fritz), then, at the time of such termination, Fritz shall pay to Intertrans in immediately available funds an additional amount equal to $2,500,000.

         SECTION 10.03 SURVIVAL. The agreements of Intertrans, Fritz and Merger Sub contained in Articles I and X and Section 2.03 shall survive the consummation of the Merger. The agreements of Intertrans, Fritz and Merger Sub contained in Sections 5.08, 6.07, 9.02 and 10.02 shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement shall be deemed to be conditions to the Merger and shall not survive the consummation of the Merger or the termination of this Agreement.

         SECTION 10.04 NOTICES. Whenever any party hereto desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States registered or certified mail, postage prepaid, or sent by prepaid overnight courier or confirmed telecopier, addressed as follows:


         Fritz and Merger Sub:

                   Fritz Companies, Inc.
                   706 Mission Street
                   San Francisco, CA 94103
                   Telecopy:     (415) 904-8326
                   Attention:    Jan C. Raymond, Esq.
                                 Senior Vice President and General Counsel





                                      44.

         With copy to:

                             Brobeck, Phleger & Harrison
                             One Market Plaza
                             Spear Street Tower
                             San Francisco, CA  94105
                             Telecopy:     (415) 442-1010
                             Attention:    Ronald B. Moskovitz, Esq.

         Intertrans:

                             Intertrans Corporation
                             125 E. John Carpenter Freeway
                             Suite 900
                             Irving, TX 75062
                             Telecopy:     (214) 830-8869
                             Attention:    John Witt
                                           Chief Financial Officer

         With copy to:

                             Intertrans Corporation
                             125 E. John Carpenter Freeway
                             Suite 900
                             Irving, TX 75062
                             Telecopy:     (214) 830-8869
                             Attention:    Brett Campbell, Esq.
                                           General Counsel

                    Such communications shall be effective when they are received by the addressee thereof. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

         SECTION 10.05 GOVERNING LAWS. The corporate law of the States of Texas and California shall govern all issues concerning the Merger. The laws of the State of Delaware (irrespective of its choice of law principles) shall govern all other issues concerning the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties.

         SECTION 10.06 BINDING UPON SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement and the provisions hereof shall be binding upon each of the parties, their permitted successors and assigns. This Agreement may not be assigned by any party without the prior consent of the other; provided, however, that Fritz shall be permitted at any time prior to the Effective Time to cause the assignment of Merger Sub's rights and obligations under this Agreement to another





                                      45.

wholly owned Subsidiary of Fritz (without in any way relieving Fritz of its obligations under this Agreement with respect to Merger Sub or the Merger).

         SECTION 10.07 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

         SECTION 10.08 ENTIRE AGREEMENT. This Agreement, together with the Confidentiality Agreement, and the other agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto.

         SECTION 10.09 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

         SECTION 10.10 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default, unless such waiver so expressly states. At any time before or after approval of this Agreement and the Merger by the shareholders of Intertrans and prior to the Effective Time, this Agreement may be amended or supplemented by Intertrans or Fritz with respect to any of the terms contained in this Agreement, except that following approval by the shareholders of Intertrans there shall be no amendment or change to the provisions hereof with respect to the Exchange Ratio without further approval by the shareholders of Intertrans, and no other amendment shall be made which by law requires further approval by such shareholders without such further approval.

         SECTION 10.11 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         SECTION 10.12 CONSTRUCTION OF AGREEMENT. A reference to an Article, Section or an Exhibit shall mean an Article of, a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."





                                      46.

         SECTION 10.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the paries reflected hereon as signatories.





                                      47.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                     FRITZ COMPANIES, INC.



                                     By     /s/ Lynn C. Fritz
                                       ------------------------
                                        Name:  Lynn C. Fritz
                                        Title:  President



                                     FRITZ AIR FREIGHT



                                     By     /s/ Lynn C. Fritz
                                       ------------------------
                                        Name:  Lynn C. Fritz
                                        Title:  President



                                     INTERTRANS CORPORATION



                                     By     /s/ Sam N. Wilson
                                       ------------------------
                                        Name:  Sam N. Wilson
                                        Title:  Chief Executive Officer





                                      48.

                                                                    Exhibit 1.01


                               ARTICLES OF MERGER
                                    MERGING
                               FRITZ AIR FREIGHT
                                      INTO
                             INTERTRANS CORPORATION


         Pursuant to the provisions of the Texas Business Corporation Act, the foreign corporation and the domestic corporation herein named do hereby adopt the following Articles of Merger for the purpose of merging the foreign corporation with and into the domestic corporation.

         1. The names of the constituent corporations are Fritz Air Freight, which is a corporation organized under the laws of the State of California, and Intertrans Corporation, which is a corporation organized under the laws of the State of Texas.

         2. Intertrans Corporation shall be the surviving corporation under its present name pursuant to the terms of the Texas Business Corporation Act.

         3. A plan of merger (the "Plan") was approved and adopted by the shareholders of each of the undersigned corporations in the manner prescribed by the laws of their respective jurisdictions of incorporation. A copy of the Plan, which sets forth, inter alia, the manner in which the exchange, classification or cancellation of issued shares of the undersigned corporations shall be effected, is attached hereto as Exhibit A.

         4. As to each of the undersigned corporations, (a) the designation and the number of shares of each class outstanding and (b) the number of votes to which such shares are entitled, are as follows:

                                             DESIGNATION OF            NUMBER OF           NUMBER OF
                                                 CLASS                  SHARES               VOTES
                                                 -----                  ------               -----
 Intertrans Corporation                          Common
 Fritz Air Freight                               Common

         5. As to Intertrans Corporation, the total number of shares of Common Stock (and the total number of votes associated therewith) voted for and against the Plan, respectively, and as to Fritz Air Freight, the total number of shares of Common Stock (and the total number of votes associated therewith) voted for and against the Plan, respectively, are as follows:





                                       1.

                                       Designation        Number of         Number of           Number of
                                         of Class           Shares          Votes For         Votes Against
                                         --------           ------          ---------         -------------
 Intertrans Corporation                   Common
 Fritz Air Freight                        Common



Executed on ____________, 1995


                                       Intertrans Corporation


                                       By: __________________________________
                                                Name:
                                                Title:


                                       Fritz Air Freight


                                       By: __________________________________
                                                Name:
                                                Title:

                                                                       Exhibit A

                                 PLAN OF MERGER


                 THIS PLAN OF MERGER is dated _____________, 1995 by and between Intertrans Corporation, a Texas corporation ("Intertrans"), and Fritz Air Freight, a California corporation ("Merger Corporation").

                                    RECITALS

                 WHEREAS, the shareholders of Intertrans (each individually a "Shareholder" and collectively, the "Shareholders") own in the aggregate _________ shares of Common Stock, no par value (the "Intertrans Common Stock") of Intertrans, constituting all of the outstanding capital stock of Intertrans;

                 WHEREAS, Intertrans is a corporation duly organized and existing under the laws of the State of Texas;

                 WHEREAS, Merger Corporation is a corporation duly organized and existing under the laws of the State of California, with authorized capital stock of 2,400 shares of common stock, $10.00 par value per share, all of which immediately prior to the Effective Time, as defined in Section 2 hereof, will be issued and outstanding and held by Fritz Companies, Inc., a Delaware corporation ("Fritz"); and

                 WHEREAS, Intertrans and Merger Corporation deem it advisable to merge Merger Corporation with and into Intertrans pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended, upon the terms and conditions hereinafter set forth (the "Merger").

                 NOW THEREFORE, in consideration of the foregoing, Intertrans and Merger Corporation hereby adopt this Plan of Merger:

                 1. THE MERGER. In accordance with the provisions of this Plan of Merger, the Texas Business Corporation Act (the "TBCA") and the California General Corporation Law (the "CGCL"), at the Effective Time, Merger Corporation shall be merged with and into Intertrans, which shall be the surviving corporation (hereinafter sometimes the "Surviving Corporation"), and the Surviving Corporation shall thereupon (a) be a wholly owned subsidiary of Fritz, (b) continue its corporate existence under the laws of the State of Texas, (c) retain its present name, (d) succeed to all rights, assets, liabilities and obligations of Merger Corporation in accordance with and as more particularly set forth in this Plan of Merger and pursuant to the TBCA. At the Effective Time, the separate existence of Merger Corporation shall cease.

                 2. ARTICLES OF MERGER; EFFECTIVE TIME. At the closing of the Merger, the parties hereto shall cause the Merger to be consummated by the execution and filing of Articles of Merger (the "Articles of Merger") with the Secretary of State of the States of Texas and California, together with the appropriate fees and franchise taxes, in accordance with the provisions of the TBCA and the CGCL. The Merger shall become effective upon the issuance of a Certificate of Merger by the Secretary of State of the State of Texas (the "Effective Time").

                 3. CAPITALIZATION. The number of authorized shares of the capital stock of the Surviving Corporation shall be 25,000,000 shares, consisting of 23,000,000 shares of common stock, no par value, and 2,000,000 shares of preferred stock, $10.00 par value per share.

                 4. ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of Intertrans, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation amended as follows:


                          [Insert amendments to Articles of Incorporation]


                 5. BYLAWS. At the Effective Time, the Bylaws of Intertrans, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation amended as follows:


                          [Insert amendments to Bylaws]


                 6. DIRECTORS AND OFFICERS. At the Effective Time (a) each of the officers of Intertrans immediately prior to the Effective Time shall be an officer of the Surviving Corporation, in the same capacity or capacities, to serve until his successor shall have been duly appointed and qualified and (b) each director of Intertrans shall cease to hold such position, and the directors of Merger Corporation immediately prior to the Effective Time shall be the directors of Surviving Corporation, each of whom shall hold such position until his successor shall have been elected and qualified to serve, or otherwise as provided in the Articles of Incorporation or Bylaws of the Surviving Corporation.

                 7. CAPITAL STOCK OF MERGER CORPORATION. Each share of common stock of Merger Corporation validly issued and outstanding immediately prior to the Effective Time shall, at the Effective Time and by virtue of the Merger thereupon, be converted into and become one share of Intertrans Common Stock. Each share of such Intertrans Common Stock issued pursuant to this
Section 7 shall be validly issued, fully paid and nonassessable.

                 8. CAPITAL STOCK OF INTERTRANS. Each and every share of Intertrans Common Stock issued and outstanding immediately prior to the Effective Time (except for stock owned directly or indirectly by Intertrans, a subsidiary of Intertrans, Fritz or a subsidiary of Fritz and except for shares held by Shareholders who have validly exercised dissenters' rights under the
TBCA) shall be converted as of the Effective Time into the right to receive ______ of a share of common stock, par value $.01 per share of Fritz (the "Fritz Common Stock"). At the Effective Time each outstanding option to purchase Intertrans Common Stock shall pertain to and apply to Fritz Common Stock which a holder of the number of underlying shares of Intertrans Common Stock would have been entitled pursuant to the Merger.

                 9. SHAREHOLDER APPROVAL. This Plan of Merger shall be submitted to the shareholders of Intertrans for their approval or rejection pursuant to the TBCA and to the shareholder of Merger Corporation for their approval or rejection pursuant to the CGCL. In the event that such shareholder approval is obtained by both Intertrans and Merger Corporation, Intertrans and Merger Corporation hereby agree that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the States of Texas and California, and that they will cause to be performed all necessary acts required by such states and elsewhere to effectuate the Merger.

                                                                    Exhibit 1.01


                               ARTICLES OF MERGER
                                    MERGING
                               FRITZ AIR FREIGHT
                                      INTO
                             INTERTRANS CORPORATION


         Pursuant to the provisions of the Texas Business Corporation Act, the foreign corporation and the domestic corporation herein named do hereby adopt the following Articles of Merger for the purpose of merging the foreign corporation with and into the domestic corporation.

         1. The names of the constituent corporations are Fritz Air Freight, which is a corporation organized under the laws of the State of California, and Intertrans Corporation, which is a corporation organized under the laws of the State of Texas.

         2. Intertrans Corporation shall be the surviving corporation under its present name pursuant to the terms of the Texas Business Corporation Act.

         3. A plan of merger (the "Plan") was approved and adopted by the shareholders of each of the undersigned corporations in the manner prescribed by the laws of their respective jurisdictions of incorporation. A copy of the Plan, which sets forth, inter alia, the manner in which the exchange, classification or cancellation of issued shares of the undersigned corporations shall be effected, is attached hereto as Exhibit A.

         4. As to each of the undersigned corporations, (a) the designation and the number of shares of each class outstanding and (b) the number of votes to which such shares are entitled, are as follows:

                                             DESIGNATION OF            NUMBER OF           NUMBER OF
                                                 CLASS                  SHARES               VOTES
                                                 -----                  ------               -----
 Intertrans Corporation                          Common
 Fritz Air Freight                               Common

         5. As to Intertrans Corporation, the total number of shares of Common Stock (and the total number of votes associated therewith) voted for and against the Plan, respectively, and as to Fritz Air Freight, the total number of shares of Common Stock (and the total number of votes associated therewith) voted for and against the Plan, respectively, are as follows:

                                       Designation        Number of         Number of           Number of
                                         of Class           Shares          Votes For         Votes Against
                                         --------           ------          ---------         -------------
 Intertrans Corporation                   Common
 Fritz Air Freight                        Common



Executed on ____________, 1995


                                      Intertrans Corporation


                                      By: __________________________________
                                               Name:
                                               Title:


                                      Fritz Air Freight


                                      By: __________________________________
                                               Name:
                                               Title:

                                                                       Exhibit A

                                 PLAN OF MERGER


                 THIS PLAN OF MERGER is dated _____________, 1995 by and between Intertrans Corporation, a Texas corporation ("Intertrans"), and Fritz Air Freight, a California corporation ("Merger Corporation").

                                    RECITALS

                 WHEREAS, the shareholders of Intertrans (each individually a "Shareholder" and collectively, the "Shareholders") own in the aggregate _________ shares of Common Stock, no par value (the "Intertrans Common Stock") of Intertrans, constituting all of the outstanding capital stock of Intertrans;

                 WHEREAS, Intertrans is a corporation duly organized and existing under the laws of the State of Texas;

                 WHEREAS, Merger Corporation is a corporation duly organized and existing under the laws of the State of California, with authorized capital stock of 2,400 shares of common stock, $10.00 par value per share, all of which immediately prior to the Effective Time, as defined in Section 2 hereof, will be issued and outstanding and held by Fritz Companies, Inc., a Delaware corporation ("Fritz"); and

                 WHEREAS, Intertrans and Merger Corporation deem it advisable to merge Merger Corporation with and into Intertrans pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended, upon the terms and conditions hereinafter set forth (the "Merger").

                 NOW THEREFORE, in consideration of the foregoing, Intertrans and Merger Corporation hereby adopt this Plan of Merger:

                 1. THE MERGER. In accordance with the provisions of this Plan of Merger, the Texas Business Corporation Act (the "TBCA") and the California General Corporation Law (the "CGCL"), at the Effective Time, Merger Corporation shall be merged with and into Intertrans, which shall be the surviving corporation (hereinafter sometimes the "Surviving Corporation"), and the Surviving Corporation shall thereupon (a) be a wholly owned subsidiary of Fritz, (b) continue its corporate existence under the laws of the State of Texas, (c) retain its present name, (d) succeed to all rights, assets, liabilities and obligations of Merger Corporation in accordance with and as more particularly set forth in this Plan of Merger and pursuant to the TBCA. At the Effective Time, the separate existence of Merger Corporation shall cease.

                 2. ARTICLES OF MERGER; EFFECTIVE TIME. At the closing of the Merger, the parties hereto shall cause the Merger to be consummated by the execution and filing of Articles of Merger (the "Articles of Merger") with the Secretary of State of the States of Texas and California, together with the appropriate fees and franchise taxes, in accordance with the provisions of the TBCA and the CGCL. The Merger shall become effective upon the issuance of a Certificate of Merger by the Secretary of State of the State of Texas (the "Effective Time").

                 3. CAPITALIZATION. The number of authorized shares of the capital stock of the Surviving Corporation shall be 25,000,000 shares, consisting of 23,000,000 shares of common stock, no par value, and 2,000,000 shares of preferred stock, $10.00 par value per share.

                 4. ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of Intertrans, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation amended as follows:


                          [Insert amendments to Articles of Incorporation]


                 5. BYLAWS. At the Effective Time, the Bylaws of Intertrans, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation amended as follows:


                          [Insert amendments to Bylaws]


                 6. DIRECTORS AND OFFICERS. At the Effective Time (a) each of the officers of Intertrans immediately prior to the Effective Time shall be an officer of the Surviving Corporation, in the same capacity or capacities, to serve until his successor shall have been duly appointed and qualified and (b) each director of Intertrans shall cease to hold such position, and the directors of Merger Corporation immediately prior to the Effective Time shall be the directors of Surviving Corporation, each of whom shall hold such position until his successor shall have been elected and qualified to serve, or otherwise as provided in the Articles of Incorporation or Bylaws of the Surviving Corporation.

                 7. CAPITAL STOCK OF MERGER CORPORATION. Each share of common stock of Merger Corporation validly issued and outstanding immediately prior to the Effective Time shall, at the Effective Time and by virtue of the Merger thereupon, be converted into and become one share of Intertrans Common Stock. Each share of such Intertrans Common Stock issued pursuant to this
Section 7 shall be validly issued, fully paid and nonassessable.

                 8. CAPITAL STOCK OF INTERTRANS. Each and every share of Intertrans Common Stock issued and outstanding immediately prior to the Effective Time (except for stock owned directly or indirectly by Intertrans, a subsidiary of Intertrans, Fritz or a subsidiary of Fritz and except for shares held by Shareholders who have validly exercised dissenters' rights under the
TBCA) shall be converted as of the Effective Time into the right to receive ______ of a share of common stock, par value $.01 per share of Fritz (the "Fritz Common Stock"). At the Effective Time each outstanding option to purchase Intertrans Common Stock shall pertain to and apply to Fritz Common Stock which a holder of the number of underlying shares of Intertrans Common Stock would have been entitled pursuant to the Merger.

                 9. SHAREHOLDER APPROVAL. This Plan of Merger shall be submitted to the shareholders of Intertrans for their approval or rejection pursuant to the TBCA and to the shareholder of Merger Corporation for their approval or rejection pursuant to the CGCL. In the event that such shareholder approval is obtained by both Intertrans and Merger Corporation, Intertrans and Merger Corporation hereby agree that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the States of Texas and California, and that they will cause to be performed all necessary acts required by such states and elsewhere to effectuate the Merger.